Exhibit 2


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-------------------------------------------------------
IN RE:                                                  )
                                                        )       Chapter 11
OWENS CORNING, et al.,                                  )
                                                        ) Case No. 00-03837
(JKF)                                                   )
                  Debtors                               )
                                                        ) Jointly Administered
-------------------------------------------------------


             AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING
              AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION


SAUL EWING LLP                                 SKADDEN, ARPS, SLATE, MEAGHER
Norman L. Pernick (I.D. # 2290)                & FLOM LLP
222 Delaware Avenue                            Ralph Arditi
P.O. Box 1266                                  D.J. Baker
Wilmington, DE 19899-1266                      Four Times Square
(302) 421-6800                                 New York, NY 10036-6522
                                               (212) 735-3000
Charles O. Monk, II
Irving E. Walker                               Special Counsel to Debtors
Jay A. Shulman                                 and Debtors-in-Possession
100 South Charles Street
Baltimore, MD 21201-2773
(410) 332-8600

Attorneys for the Debtors and
Debtors-in-Possession
KAYE SCHOLER LLP                               CAPLIN & DRYSDALE, CHARTERED
Michael J. Crames                              Elihu Inselbuch
Andrew A. Kress                                399 Park Avenue
Edmund M. Emrich                               New York, NY 10022
425 Park Avenue                                (212) 319-7125
New York, NY 10022
(212) 836-8000
                                               Peter Van N. Lockwood
                                               Julie W. Davis
YOUNG, CONAWAY,                                One Thomas Circle, N.W.
STARGATT & TAYLOR LLP                          Washington, D.C. 20005
James L. Patton, Jr. (I.D. # 2202)             (202) 862-5000
The Brandywine Building
1000 West Street, 17th Floor                   CAMPBELL & LEVINE
P.O. Box 391                                   Marla Eskin  (I.D. # 2989)
Wilmington, DE 19899-0391                      Chase Manhattan Center
(302) 571-6600                                 15th Floor
                                               1201 Market Street
Attorneys for James J. McMonagle,              Wilmington, DE 19899
  Legal Representative for Future Claimants    (302) 426-1900

       Dated as of:  March 28, 2003
                                               Attorneys for the Official
                                               Committee of Asbestos Claimants

                                TABLE OF CONTENTS

                                                                                                           Page


ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION
  OF TIME AND GOVERNING LAW                                                                                  1
           A.       Scope of Definitions                                                                     1
           B.       Definitions                                                                              2
                    1.1       "$250 Million Notes"                                                           2
                    1.2       "$130 Million DEM Bearer Bonds"                                                2
                    1.3       "$300 Million High Coupon Debentures"                                          2
                    1.4       "$400 Million Debentures"                                                      2
                    1.5       "$550 Million Term Notes"                                                      2
                    1.6       "1997 Credit Agreement"                                                        2
                    1.7       "Administrative Claims"                                                        2
                    1.8       "Affiliate"                                                                    3
                    1.9       "Allowed"                                                                      3
                    1.10      "Amended and Restated Bylaws of Reorganized OCD"                               4
                    1.11      "Amended and Restated Certificate of Incorporation of Reorganized OCD"         4
                    1.12      "Asbestos Claimants' Committee"                                                5
                    1.13      "Asbestos Personal Injury Claims"                                              5
                    1.14      "Asbestos Personal Injury Permanent Channeling Injunction"                     5
                    1.15      "Asbestos Personal Injury Trust"                                               5
                    1.16      "Asbestos Personal Injury Trust Agreement"                                     5
                    1.17      "Asbestos Personal Injury Trust Distribution Procedures"                       5
                    1.18      "Asbestos Personal Injury Trustees"                                            5
                    1.19      "Available Cash"                                                               6
                    1.20      "Avoidance Actions"                                                            6
                    1.21      "Ballot"                                                                       6
                    1.22      "Ballot Date"                                                                  6
                    1.23      "Bank Holders"                                                                 6
                    1.24      "Bank Holders Action"                                                          6
                    1.25      "Bank Holders Claims"                                                          6
                    1.26      "Bankruptcy Code"                                                              6
                    1.27      "Bankruptcy Court"                                                             6
                    1.28      "Bankruptcy Rules"                                                             6
                    1.29      "Board of Directors"                                                           7
                    1.30      "Bondholders"                                                                  7
                    1.31      "Bondholders Claims"                                                           7
                    1.32      "Business Day"                                                                 7
                    1.33      "Cash"                                                                         7
                    1.34      "Chapter 11"                                                                   7
                    1.35      "Chapter 11 Cases"                                                             7
                    1.36      "Claim"                                                                        7
                    1.37      "Claimant Released Parties"                                                    7
                    1.38      "Claims Objection Deadline"                                                    7
                    1.39      "Claims Trading Injunction"                                                    7
                    1.40      "Class"                                                                        8
                    1.41      "Class ___ Final Distribution Percentage"                                      8
                    1.42      "Class ___ Initial Distribution Percentage"                                    8
                    1.43      "Class 7 Aggregate Amount"                                                     8
                    1.44      "Class 8 Aggregate Amount"                                                     8
                    1.45      "Combined Distribution Package"                                                8
                    1.46      "Combined Net Distribution Package"                                            9
                    1.47      "Commercial Claims"                                                           10
                    1.48      "Committed Claims Account"                                                    10
                    1.49      "Committees"                                                                  10
                    1.50      "Confirmation Conditions"                                                     10
                    1.51      "Confirmation Date"                                                           10
                    1.52      "Confirmation Hearing"                                                        10
                    1.53      "Confirmation Order"                                                          10
                    1.54      "Convenience Claim"                                                           10
                    1.55      "CSFB"                                                                        10
                    1.56      "Cure"                                                                        10
                    1.57      "Debt"                                                                        11
                    1.58      "Debt Agreements"                                                             11
                    1.59      "Debtors"                                                                     11
                    1.60      "Debtors-in-Possession"                                                       11
                    1.61      "Demand"                                                                      11
                    1.62      "DIP Agent"                                                                   11
                    1.63      "DIP Facility"                                                                11
                    1.64      "DIP Facility Claims"                                                         11
                    1.65      "DIP Lenders"                                                                 11
                    1.66      "Disallowed Claim"                                                            11
                    1.67      "Disbursing Agent"                                                            12
                    1.68      "Disclosure Statement"                                                        12
                    1.69      "Disclosure Statement Hearing"                                                12
                    1.70      "Disputed Claim"                                                              12
                    1.71      "Disputed Distribution Reserve"                                               12
                    1.72      "Distribution Record Date"                                                    12
                    1.73      "Distributable Shares"                                                        12
                    1.74      "District Court"                                                              12
                    1.75      "Effective Date"                                                              12
                    1.76      "Encumbrance"                                                                 12
                    1.77      "Enjoined Action"                                                             13
                    1.78      "Environmental Claims"                                                        13
                    1.79      "EPA"                                                                         13
                    1.80      "Estates"                                                                     13
                    1.81      "Excess Available Cash"                                                       13
                    1.82      "Excess Litigation Trust Recoveries"                                          13
                    1.83      "Excess New OCD Common Stock"                                                 13
                    1.84      "Excess Senior Notes"                                                         14
                    1.85      "Excess Senior Notes Amount"                                                  14
                    1.86      "Existing Fibreboard Insurance Settlement Trust Assets"                       14
                    1.87      "Existing OCD Common Stock"                                                   14
                    1.88      "Existing OCD Options"                                                        14
                    1.89      "Existing OCD Preferred Stock"                                                14
                    1.90      "Exit Facility"                                                               14
                    1.91      "Face Amount"                                                                 14
                    1.92      "FB Asbestos Personal Injury Claim"                                           14
                    1.93      "FB Asbestos Property Damage Claim"                                           15
                    1.94      "FB Asbestos Property Damage Insurance Assets"                                15
                    1.95      "FB Asbestos Property Damage Trust"                                           16
                    1.96      "FB Asbestos Property Damage Trust Agreement"                                 16
                    1.97      "FB Asbestos Property Damage Trust Distribution Procedures"                   16
                    1.98      "FB Asbestos Property Damage Trustee"                                         16
                    1.99      "FB Indirect Asbestos PI Trust Claim"                                         16
                    1.100     "FB Indirect Asbestos Property Damage Claim"                                  17
                    1.101     "FB Person"                                                                   17
                    1.102     "FB Resolved Asbestos Personal Injury Claim"                                  17
                    1.103     "FB Restricted Cash"                                                          18
                    1.104     "FB Reversions"                                                               18
                    1.105     "FB Sub-Account"                                                              18
                    1.106     "FB Sub-Account Settlement Payment"                                           18
                    1.107     "Fibreboard"                                                                  18
                    1.108     "Fibreboard Insurance Settlement Trust"                                       18
                    1.109     "Filing"                                                                      18
                    1.110     "Final Distribution Date"                                                     18
                    1.111     "Final Order"                                                                 19
                    1.112     "Future Claimants' Representative"                                            19
                    1.113     "General Unsecured Claim"                                                     19
                    1.114     "Guarantee Settlement Payment"                                                19
                    1.115     "Guarantee Settlement Value"                                                  19
                    1.116     "Hartford Entities"                                                           19
                    1.117     "Hartford Policies"                                                           20
                    1.118     "Hartford Settlement Agreement"                                               21
                    1.119     "Impaired"                                                                    22
                    1.120     "Indemnification Obligations"                                                 22
                    1.121     "Initial Distribution Date"                                                   22
                    1.122     "Insolvent Insurer PD Rights"                                                 22
                    1.123     "Insolvent Insurer PI Rights"                                                 22
                    1.124     "Insurance Guarantee Fund PD Rights"                                          23
                    1.125     "Insurance Guarantee Fund PI Rights"                                          23
                    1.126     "Intercompany Claim"                                                          23
                    1.127     "Interested Party"                                                            23
                    1.128     "Interests"                                                                   23
                    1.129     "IPM"                                                                         23
                    1.130     "IRC"                                                                         23
                    1.131     "IRS"                                                                         23
                    1.132     "Litigation Trust"                                                            23
                    1.133     "Litigation Trust Agreement"                                                  24
                    1.134     "Litigation Trust Assets"                                                     24
                    1.135     "Litigation Trust Expenses"                                                   24
                    1.136     "Litigation Trust Initial Deposit"                                            24
                    1.137     "Litigation Trust Recoveries"                                                 24
                    1.138     "Litigation Trust Reimbursement Obligation"                                   24
                    1.139     "Litigation Trustee"                                                          24
                    1.140     "Management Arrangements"                                                     24
                    1.141     "Material Rights of Action"                                                   25
                    1.142     "Net Available Distributable Shares"                                          25
                    1.143     "Net Available Senior Notes Amount"                                           25
                    1.144     "New OCD Common Stock"                                                        25
                    1.145     [Intentionally Omitted]                                                       25
                    1.146     "New OCD Securities"                                                          25
                    1.147     "Non-Debtor Subsidiaries"                                                     25
                    1.148     "NSP"                                                                         25
                    1.149     "NSP Agreements"                                                              25
                    1.150     "Objection Deadline"                                                          25
                    1.151     "OC"                                                                          25
                    1.152     "OC Asbestos Personal Injury Claim"                                           25
                    1.153     "OC Asbestos Personal Injury Liability Insurance Assets"                      26
                    1.154     "OC Asbestos Property Damage Claim"                                           26
                    1.155     "OCD"                                                                         27
                    1.156     "OCD Insurance Escrow"                                                        27
                    1.157     "OCD Interests"                                                               27
                    1.158     "OCD Restricted Cash"                                                         27
                    1.159     "OCD Reversions"                                                              27
                    1.160     "OC Indirect Asbestos PI Trust Claim"                                         27
                    1.161     "OC Indirect Asbestos Property Damage Claim"                                  28
                    1.162     "OC Person"                                                                   29
                    1.163     "OC Resolved Asbestos Personal Injury Claim"                                  29
                    1.164     "OC Sub-Account"                                                              29
                    1.165     "Other Priority Claims"                                                       29
                    1.166     "Other Secured Claims"                                                        29
                    1.167     "Other Secured Tax Claims"                                                    29
                    1.168     "Person"                                                                      30
                    1.169     "Petition Date"                                                               30
                    1.170     "Plan"                                                                        30
                    1.171     "Plan Proponents"                                                             30
                    1.172     "PLR"                                                                         30
                    1.173     "Potential Tax Refunds"                                                       30
                    1.174     "Pre-petition Bond Indentures"                                                30
                    1.175     "Pre-petition Bonds"                                                          30
                    1.176     "Pre-petition Indenture Trustees"                                             31
                    1.177     "Priority Tax Claim"                                                          31
                    1.178     "Pro Rata"                                                                    31
                    1.179     "Proof of Claim"                                                              31
                    1.180     "Proposed Asbestos-Related Tax Legislation"                                   31
                    1.181     "Protected Party"                                                             31
                    1.182     "Quarterly Distribution Date"                                                 32
                    1.183     "Record Date"                                                                 32
                    1.184     "Reference Order"                                                             32
                    1.185     "Reinstatement"                                                               33
                    1.186     "Related Persons"                                                             33
                    1.187     "Released Actions"                                                            33
                    1.188     "Released Parties"                                                            34
                    1.189     "Reorganized Debtors"                                                         34
                    1.190     "Reorganized OCD"                                                             34
                    1.191     "Reorganized Subsidiary Debtors"                                              34
                    1.192     "Resolved Asbestos Personal Injury Claims"                                    34
                    1.193     "Restricted Cash"                                                             34
                    1.194     "Restructuring Transactions"                                                  34
                    1.195     "Senior Notes"                                                                34
                    1.196     "Senior Notes Amount"                                                         34
                    1.197     "SOFAS"                                                                       35
                    1.198     "Subsidiary"                                                                  35
                    1.199     "Subsidiary Debtors"                                                          35
                    1.200     "Subsidiary Interests"                                                        35
                    1.201     "TAC"                                                                         35
                    1.202     "Tobacco Causes of Action"                                                    35
                    1.203     "Unclassified Claims"                                                         36
                    1.204     "Unimpaired"                                                                  36
                    1.205     "Unpaid FB Resolved Asbestos Personal Injury Claim"                           36
                    1.206     "Unpaid OC Resolved Asbestos Personal Injury Claim"                           36
                    1.207     "Unsecured Creditors' Committee"                                              36
                    1.208     "Voting Deadline"                                                             36
                    1.209     "Voting Procedures"                                                           36
                    1.210     "Voting Procedures Order"                                                     37
           C.       Rules of Interpretation                                                                 37
           D.       Computation of Time                                                                     37
           E.       Governing Law                                                                           37

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS                                                           37
                    2.1       Introduction                                                                  37
                    2.2       Classification of Unimpaired Claims                                           39
                    2.3       Classification of Impaired Claims and Interests                               39

ARTICLE III TREATMENT OF CLAIMS AND INTERESTS                                                               40
                    3.1       Unclassified Claims                                                           40
                    3.2       Unimpaired Classes of Claims                                                  41
                    3.3       Impaired Classes of Claims and Interests                                      42
                    3.4       Reservation of Rights Regarding Claims                                        48

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN                                                              48
                    4.1       Impaired Classes of Claims and Interests Entitled to Vote                     48
                    4.2       Acceptance by an Impaired Class                                               48
                    4.3       Presumed Acceptances by Unimpaired Classes                                    48
                    4.4       Classes Deemed to Reject the Plan                                             49
                    4.5       Summary of Classes Voting on the Plan                                         49
                    4.6       Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code               49

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN                                                              49
                    5.1       Continued Corporate Existence                                                 49
                    5.2       Cancellation of Debt and Debt Agreements                                      49
                    5.3       Cancellation of OCD Interests                                                 50
                    5.4       Certificates of Incorporation and Bylaws                                      50
                    5.5       Exculpation and Limitation of Liability                                       50
                    5.6       Restructuring Transactions                                                    51
                    5.7       Issuance of New OCD Securities                                                52
                    5.8       Litigation Trust                                                              52
                    5.9       Revesting of Assets                                                           54
                    5.10      Rights of Action                                                              54
                    5.11      Effectuating Documents; Further Transactions                                  55
                    5.12      Exemption from Certain Transfer Taxes                                         55
                    5.13      Releases and Injunction Related to Releases                                   55
                    5.14      Permanent Injunctions and Asbestos Personal Injury Permanent
                              Channeling Injunction                                                         57
                    5.15      Directors and Officers of Reorganized Debtors                                 58
                    5.16      Compensation and Benefit Programs                                             59
                    5.17      Continuation of Certain Orders                                                59
                    5.18      Exit Facility                                                                 59

ARTICLE VI SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED CLAIMS AND
  PROCESS FOR RESOLUTION OF KEY ISSUES                                                                      60
                    6.1       Substantive Consolidation                                                     60

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES                                           60
                    7.1       Assumed Contracts and Leases                                                  60
                    7.2       Payments Related to Assumption of Contracts and Leases                        61
                    7.3       Rejected Contracts and Leases                                                 61
                    7.4       Rejection Damages Bar Date                                                    62
                    7.5       Indemnification Obligations                                                   62
                    7.6       Insurance Policies and Agreements                                             62

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS                                                             63
                    8.1       Distributions for Claims Allowed as of the Effective Date                     63
                    8.2       Interest on Claims                                                            64
                    8.3       Distributions under the Plan                                                  64
                    8.4       Record Date for Distributions to Holders of Bank Holders
                              Claims and Bondholders Claims                                                 64
                    8.5       Means of Cash Payment                                                         64
                    8.6       Fractional New OCD Common Stock; Other Distributions                          65
                    8.7       Delivery of Distributions                                                     65
                    8.8       Surrender of Pre-petition Bonds                                               66
                    8.9       Withholding and Reporting Requirements                                        67
                    8.10      Setoffs                                                                       67

ARTICLE IX PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS     67
                    9.1       Prosecution of Objections to Certain Claims                                   67
                    9.2       No Distributions Pending Allowance                                            68
                    9.3       Disputed Distribution Reserve                                                 68
                    9.4       Distributions on Account of Disputed Claims Once They are Allowed             68

ARTICLE X THE ASBESTOS PERSONAL INJURY TRUST                                                                69
                    10.1      The Asbestos Personal Injury Trust                                            69
                    10.2      Appointment of Asbestos Personal Injury Trustees                              69
                    10.3      Transfers of Property to the Asbestos Personal Injury Trust                   69
                    10.4      Assumption of Certain Liabilities by the Asbestos Personal Injury Trust       70
                    10.5      Certain Property Held in Trust by the Reorganized Debtors
                              or the Fibreboard Insurance Settlement Trust                                  71
                    10.6      Cooperation with Respect to Insurance Matters                                 71
                    10.7      Authority of the Debtors                                                      72

ARTICLE XI FB ASBESTOS PROPERTY DAMAGE TRUST                                                                72
                    11.1      The FB Asbestos Property Damage Trust                                         72
                    11.2      Appointment of FB Asbestos Property Damage Trustee                            72
                    11.3      Transfer of Certain Property to the FB Asbestos Property Damage Trust         72
                    11.4      Assumption of Certain Liabilities by the FB Asbestos Property Damage Trust    73
                    11.5      Cooperation with Respect to Insurance Matters                                 73
                    11.6      Authority of the Debtors                                                      74

ARTICLE XII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN                               74
                    12.1      Conditions to Confirmation                                                    74
                    12.2      Conditions to Effective Date                                                  78
                    12.3      Waiver of Conditions                                                          79

ARTICLE XIII RETENTION OF JURISDICTION                                                                      79
                    13.1      Exclusive Jurisdiction of the Bankruptcy Court and District Court             79
                    13.2      Continued Reference to the Bankruptcy Court                                   81

ARTICLE XIV MISCELLANEOUS PROVISIONS                                                                        81
                    14.1      Professional Fee Claims                                                       81
                    14.2      Administrative Claims Bar Date                                                82
                    14.3      Payment of Statutory Fees                                                     82
                    14.4      Modifications and Amendments                                                  82
                    14.5      Severability of Plan Provisions                                               83
                    14.6      Successors and Assigns                                                        83
                    14.7      Compromises and Settlements                                                   83
                    14.8      Corrective Action                                                             83
                    14.9      Discharge of the Debtors                                                      83
                    14.10     Special Provisions for Warranty Claims, Distributorship
                              Indemnification Claims and Product Coupon Claims                              84
                    14.11     Committees and Future Claimants' Representative                               85
                    14.12     Binding Effect                                                                85
                    14.13     Revocation, Withdrawal, or Non-Consummation                                   85
                    14.14     Plan Exhibits                                                                 86
                    14.15     Notices                                                                       86
                    14.16     Term of Injunctions or Stays                                                  88

                                    EXHIBITS
                                    --------

Exhibit A         Form of Amended and Restated Certificate of Incorporation
                  of Reorganized OCD

Exhibit B         Form of Amended and Restated Bylaws of Reorganized OCD

Exhibit C         Form of Litigation Trust Agreement

Exhibit D         Form of Asbestos Personal Injury Trust Agreement

Exhibit D-1       Form of Asbestos Personal Injury Trust Distribution Procedures

Exhibit E         Form of FB Asbestos Property Damage Trust Agreement

Exhibit E-1       Form of FB Asbestos Property Damage Trust Distribution
                  Procedures

Exhibit F         Management Arrangements including Form of Incentive
                  Compensation Program and List of Participants in Incentive
                  Compensation Program

                                    SCHEDULES
                                    ---------

Schedule I        Schedule of Subsidiary Debtors

Schedule II       Schedule of Non-Debtor Subsidiaries

Schedule III Schedule of Persons against Whom Claims are Not Released under the Plan

Schedule IV       Schedule of Executory Contracts and Unexpired Leases
                  Not Assumed

Schedule V        Schedule of Avoidance Actions Commenced by the Debtors

Schedule VI       Schedule of Purchasers and Transferees Treated as Protected
                  Parties

Schedule VII      Schedule of Insurance Companies Who Are Protected Parties

Schedule VIII     Schedule of FB Persons and OC Persons

Schedule IX       Schedule of Interested Parties

Schedule X        Schedule of Protected Parties

Schedule XI List of Insurance Policies to Be Rejected to the Extent Executory Contracts

Schedule XII      Combined Distribution Package

Schedule XIII     Combined Net Distribution Package

Schedule XIV      Schedule of Exclusions from Intercompany Claims

Schedule XV Schedule of Avoidance Actions and Material Rights of Action Expressly Not Released

Schedule XVI Schedule of Fibreboard Insurance Policies Which Are FB Asbestos Property Damage Insurance Assets

Schedule XVII Schedule of OCD Insurance Policies Which Are OC Asbestos Personal Injury Liability Insurance Assets

Schedule XVIII    Schedule of FB Sub-Account Settlement Payment

                                  INTRODUCTION

         Owens Corning, a Delaware corporation ("OCD"), and those entities listed on Schedule I hereto (collectively, the "Subsidiary Debtors" and, together with OCD, the "Debtors"), James J. McMonagle, the Legal Representative for Future Claimants ("Future Claimants' Representative"), and the Official Committee of Asbestos Claimants ("Asbestos Claimants' Committee"), hereby propose the following amended joint plan of reorganization (the "Plan") for the Debtors in their reorganization cases (the "Chapter 11 Cases") under Chapter 11 of the Bankruptcy Code ("Chapter 11") for the resolution of their creditors' Claims and Demands and their equity holders' Interests. The Debtors, the Future Claimants' Representative, and the Asbestos Claimants' Committee (collectively, "Plan Proponents") are the co-proponents of the Plan within the meaning of
Section 1129 of the Bankruptcy Code.

         Certain of OCD's Subsidiaries (including IPM, Vytec Corporation, Owens-Corning Fibreglas Sweden Inc. and certain foreign entities and joint ventures) have not commenced cases under Chapter 11 of the Bankruptcy Code (collectively, the "Non-Debtor Subsidiaries"), and accordingly continue to operate their businesses in the ordinary course. A list of the Non-Debtor Subsidiaries is attached hereto as Schedule II. Although IPM and the other Non-Debtor Subsidiaries have not filed under Chapter 11 at the present time, one or more of the Non-Debtor Subsidiaries may file for reorganization under Chapter 11 in the future.

         Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3019 and
Section 14.4 of the Plan, the Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

                                  ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.       Scope of Definitions

         For purposes of the Plan, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan, except as expressly provided or unless the context clearly requires otherwise. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Plan that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code.

B.       Definitions

1.1 "$250 Million Notes" means the 7% Notes in the aggregate principal amount of $250 million due March 15, 2009, issued by OCD under an Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee.

1.2 "$130 Million DEM Bearer Bonds" means the 7.25% DEM Bearer Bonds in the aggregate principal amount of $130 million due December 2, 2000, issued by OCD pursuant to the Underwriting Agreement, dated as of November 15, 1985, between OCD, Dresdner Bank AG and the other banks listed therein, and the Agreement for the Listing, the Trusteeship and the Paying Agency, dated as of November 15, 1985, between OCD and Dresdner Bank AG.

1.3 "$300 Million High Coupon Debentures" means two series of debentures in the aggregate principal amount of $300 million issued by OCD under an Indenture dated as of May 21, 1992, between OCD and The Bank of New York, as trustee, consisting of (i) 8.875% Debentures in the aggregate principal amount of $150 million due June 1, 2002 (the "8.875% Debentures"), and (ii) 9.375% Debentures in the aggregate principal amount of $150 million due June 1, 2012 (the "9.375% Debentures").

1.4 "$400 Million Debentures" means the 7.5% Debentures in the aggregate principal amount of $400 million due August 1, 2018, issued by OCD under the Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee.

1.5 "$550 Million Term Notes" means two series of notes in the aggregate principal amount of $550 million issued by OCD under an Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee, consisting of (i) 7.5% Term Notes in the aggregate principal amount of $300 million due May 1, 2005 (the "First Series"), and (ii) 7.7% Term Notes in the aggregate principal amount of $250 million due May 1, 2008 (the "Second Series").

1.6 "1997 Credit Agreement" means the Credit Agreement, dated as of June 26, 1997, by and among OCD, the Subsidiary Debtors and Non-Debtor Subsidiaries named therein, the banks listed in Annex A thereto and CSFB, as agent, as amended by Amendment No. 1, dated as of February 20, 1998, and Amendment No. 2, dated as of November 30, 1998.

1.7 "Administrative Claims" means claims for payment of an administrative expense of a kind specified in Section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (i) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating the businesses of the Debtors or any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business, (ii) all Cure amounts owed in respect of leases and contracts assumed by the Debtors, (iii) all compensation and reimbursement of expenses to the extent allowed by the Bankruptcy Court under Section 330 or 503 of the Bankruptcy Code, (iv) any fees or charges assessed against the Estates of the Debtors under Section 1930 of Chapter 123 of Title 28 of the United States Code, and (v) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A) of the Bankruptcy Code, but expressly excluding Asbestos Personal Injury Claims, OC Asbestos Property Damage Claims, FB Asbestos Property Damage Claims, and Intercompany Claims.

1.8 "Affiliate" of, or a Person "Affiliated" with, a specified Person, is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; provided, that with respect to an "Affiliate" of a Debtor or a Person "Affiliated" with a Debtor, such term shall include, without limiting the foregoing definition, the meaning ascribed thereto in Section 101(2) of the Bankruptcy Code.

1.9      "Allowed" means:

         (a) with respect to any Claim, other than an Administrative Claim, an Asbestos Personal Injury Claim or an FB Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Federal Rule of Bankruptcy Procedure 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim is under review for possible objection, or (ii) as to which no objection is filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent asserted in the proof of such Claim or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

         (b) with respect to any Claim, other than an Administrative Claim, an Asbestos Personal Injury Claim or an FB Asbestos Property Damage Claim, as to which no Proof of Claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent that such Claim has been listed by one of the Debtors in its SOFAS as liquidated in amount and not disputed or contingent and (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim is under review for possible objection, or (ii) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

         (c) with respect to any other Claim that is asserted to constitute an Administrative Claim, other than a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, (a) that represents an actual or necessary expense of preserving the Estate or operating the business of the Debtors, to the extent that such Claim is reflected as a postpetition liability of any of the Debtors on the Debtors' books and records as of the Effective Date, or (b) that the Debtors dispute, to the extent that such Claim is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under Sections 503(b) and 507(a)(1) of the Bankruptcy Code;

         (d) with respect to any other Claim that is asserted to constitute an Administrative Claim that represents a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, to the extent that such Claim is allowed by a Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code;

         (e) with respect to any Asbestos Personal Injury Claim, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures; or

         (f) with respect to any FB Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

1.10 "Amended and Restated Bylaws of Reorganized OCD" means the Amended and Restated Bylaws of Reorganized OCD to be in effect upon the Effective Date, substantially in the form to be filed as Exhibit B at least five (5) Business Days prior to the Objection Deadline.

1.11 "Amended and Restated Certificate of Incorporation of Reorganized OCD" means the Amended and Restated Certificate of Incorporation of Reorganized OCD to be in effect upon the Effective Date, substantially in the form to be filed as Exhibit A at least five (5) Business Days prior to the Objection Deadline.

1.12 "Asbestos Claimants' Committee" means the official creditors' committee representing holders of asbestos claims appointed on October 23, 2000, by the United States Trustee for the District of Delaware pursuant to Section 1102(a) of the Bankruptcy Code, as thereafter modified or reconstituted.

1.13 "Asbestos Personal Injury Claims" means, collectively, OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims.

1.14 "Asbestos Personal Injury Permanent Channeling Injunction" means an order or orders of the Bankruptcy Court, established by the Confirmation Order and issued pursuant to this Plan and Section 524(g) of the Bankruptcy Code, pursuant to which all Persons will be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action or proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Personal Injury Trust Agreement, including, without limitation, with respect to any Resolved Asbestos Personal Injury Claim, except in conformity and compliance therewith, against any Protected Party or property or interests in property of any Protected Party, whether directly or indirectly, derivatively or otherwise, for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claim (other than pursuant to the provisions of the Asbestos Personal Injury Trust Agreement or to enforce the provisions of the Plan).

1.15 "Asbestos Personal Injury Trust" means the trust established pursuant to the Asbestos Personal Injury Trust Agreement.

1.16 "Asbestos Personal Injury Trust Agreement" means the Asbestos Personal Injury Trust Agreement executed by the Debtors and the Asbestos Personal Injury Trustees, substantially in the form of the agreement to be filed as Exhibit D no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline.

1.17 "Asbestos Personal Injury Trust Distribution Procedures" means the Asbestos Personal Injury Trust Distribution Procedures to be implemented by the Asbestos Personal Injury Trustees pursuant to the terms and conditions of the Plan and the Asbestos Personal Injury Trust Agreement to process, liquidate, and pay Asbestos Personal Injury Claims, substantially in the form of Exhibit D-1 to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline.

1.18 "Asbestos Personal Injury Trustees" means the persons confirmed by the Bankruptcy Court to serve as trustees of the Asbestos Personal Injury Trust, pursuant to the terms of the Asbestos Personal Injury Trust Agreement, or as subsequently may be appointed pursuant to the provisions of the Asbestos Personal Injury Trust Agreement.

1.19 "Available Cash" means Cash in the amount of the sum of (i) all Cash that would be shown as cash or cash equivalents on a consolidated balance sheet of OC as of the last day of the month prior to the month in which the Effective Date occurs, prepared in accordance with United States generally accepted accounting principles consistent with the past practices of OC, and (ii) the OCD Reversions, and excluding (a) the OCD Insurance Escrow, (b) the aggregate amount of Cash to be distributed to holders of Unclassified Claims, Unimpaired Claims and Allowed Class 3 Claims, (c) Restricted Cash, (d) the Existing Fibreboard Insurance Settlement Trust Assets, (e) the FB Reversions, and (f) the Litigation Trust Assets, and
         (g) necessary reserves for working capital and pension contributions as determined by the Debtors and approved by the other Plan Proponents.

1.20 "Avoidance Actions" means the adversary proceedings instituted by the Debtors on behalf of the Estates, listed on Schedule V hereto, as it may be amended.

1.21 "Ballot" means the ballot form(s) distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of the Plan, in connection with the solicitation of acceptance of the Plan.

1.22 "Ballot Date" means the date set by the Bankruptcy Court by which all Ballots must be received.

1.23 "Bank Holders" means the holders of the Debtors' obligations under the 1997 Credit Agreement.

1.24 "Bank Holders Action" means with the action entitled Owens Corning, et al. v. Credit Suisse First Boston, et al., in the United States District Court for the District of Delaware, A-02-5829, as such action may be amended.

1.25 "Bank Holders Claims" means those Claims of Bank Holders arising under or as a result of the Debtors' obligations under the 1997 Credit Agreement.

1.26 "Bankruptcy Code" means Title 11 of the United States Code, as amended and in effect from time to time.

1.27 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Case to the extent of any reference made to it by the District Court pursuant to 28 U.S.C. ss.157 as a unit of such District Court pursuant to 28 U.S.C. ss.151.

1.28 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.29 "Board of Directors" means the board of directors or its equivalent of a corporation or other legal entity, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

1.30     "Bondholders" means the registered holders of Pre-petition Bonds.

1.31 "Bondholders Claims" means the Claims held by the Bondholders arising under or as a result of the Debtors' obligations under the Pre-petition Bonds.

1.32 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Federal Rule of Bankruptcy Procedure 9006(a)) on which commercial banks are open for business in New York, New York.

1.33 "Cash" means legal tender of the United States or equivalents thereof.

1.34     "Chapter 11" means Chapter 11 of the Bankruptcy Code.

1.35 "Chapter 11 Cases" means the reorganization cases of the Debtors under Chapter 11.

1.36 "Claim" means a claim as defined in Section 101(5) of the Bankruptcy Code against the Debtors, or any of them, whether or not asserted.

1.37 "Claimant Released Parties" means (i) the Debtors, the Reorganized Debtors and their respective predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates as of the Petition Date or thereafter, and additionally (ii) if the Person granting the release votes in favor of the Plan, the Released Parties.

1.38 "Claims Objection Deadline" means the last day for filing objections to Disputed Claims, which day shall be one hundred and eighty (180) days after the Effective Date, unless extended by order of the Bankruptcy Court prior to the expiration thereof.

1.39 "Claims Trading Injunction" means an order or orders of the Bankruptcy Court permanently and forever staying, restraining, and enjoining any Person from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of any Asbestos Personal Injury Claim, provided, however, that the foregoing shall not apply to (i) the transfer of an Asbestos Personal Injury Claim to the holder of an OC Indirect Asbestos PI Trust Claim or FB Indirect Asbestos PI Trust Claim solely as a result of such holder's satisfaction of such Asbestos Personal Injury Claim, or (ii) the transfer of an Asbestos Personal Injury Claim by will or under the laws of descent and distribution. Any such order or orders also will provide that any action taken in violation thereof will be void ab initio.

1.40 "Class" means a category of holders of Claims or Interests, as described in Articles II and III of the Plan.

1.41 "Class ___ Final Distribution Percentage" means for each applicable class, the percentage determined by dividing the total amount of all Allowed Claims in such Class by the sum of (i) the aggregate amount of all Allowed Claims in Classes 4, 5, and 6 and (ii) the Class 7 Aggregate Amount; provided, however, that in the event Class 4 accepts the Plan, the denominator shall be reduced by the Guarantee Settlement Value, and for purposes of calculating the Class 4 Final Distribution Percentage, the numerator also shall be reduced by the Guarantee Settlement Value.

1.42 "Class ___ Initial Distribution Percentage" means for each applicable Class, the percentage determined by dividing the total amount of all Allowed Claims in such Class by the sum of (i) the aggregate amount of all Allowed Claims in Classes 4, 5, and 6, (ii) the Class 7 Aggregate Amount, and (iii) the aggregate amount of all Disputed Claims in Classes 4, 5, and 6; provided, however, that in the event Class 4 accepts the Plan, the denominator shall be reduced by the Guarantee Settlement Value, and for purposes of calculating the Class 4 Initial Distribution Percentage, the numerator also shall be reduced by the Guarantee Settlement Value.

1.43 "Class 7 Aggregate Amount" means (i) if Class 4 accepts the Plan, the amount of $10.7 billion, less the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets or (ii) if Class 4 rejects the Plan, an amount equal to the present value of OC Asbestos Personal Injury Claims, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing, less the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing.

1.44 "Class 8 Aggregate Amount" means (i) if Class 4 accepts the Plan, the amount of $5.3 billion, less the sum of the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account, or (ii) if Class 4 rejects the Plan, an amount equal to the present value of FB Asbestos Personal Injury Claims, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing, less the sum of the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing.

1.45 "Combined Distribution Package" means the combination of total Available Cash, Senior Notes, New OCD Common Stock and Litigation Trust Recoveries to be paid or issued under the Plan on a pro rated basis (other than the Guarantee Settlement Payment to be paid to Class 4 if Class 4 accepts the Plan and the FB Sub-Account Settlement Payment to be paid to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8) to holders of Claims in Classes 4, 5, 6, and 7, the exact composition of which shall be set forth in Schedule XII, to be filed no later than the filing of the Disclosure Statement, as it may be amended up to five (5) Business Days prior to the Disclosure Statement Hearing.

1.46 "Combined Net Distribution Package" means the combination of Available Cash, Senior Notes and New OCD Stock remaining after payment of (i) the Guarantee Settlement Payment to be paid to Class 4 in the event that Class 4 accepts the Plan, and (ii) the FB Sub-Account Settlement Payment to be paid to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8, which remaining Available Cash, Senior Notes and New OCD Stock are to be paid to holders of Claims in Classes 4, 5, 6, and 7 in the event that Class 4 accepts the Plan. The exact composition of the Combined Net Distribution Package shall be set forth in Schedule XIII, to be filed no later than the filing of the Disclosure Statement, as it may be amended up to five (5) Business Days prior to the Disclosure Statement Hearing.


1.47 "Commercial Claims" means rights, claims, causes of action, suits or proceedings for the collection of debts owed to any of the Debtors from purchasers of goods and services from the Debtor or to collect sums from vendors, suppliers or other parties for breaches of contract in commercial relationships with any of the Debtors or to recover money based on such other commercial relationship of a Debtor that arise in the ordinary course of business. Commercial Claims shall not include Avoidance Actions or any other rights, claims, causes of action, suits or proceedings created by title 11 of the United States Code.

1.48 "Committed Claims Account" means the remaining balance of the account established pursuant to a certain Agreement Between Fibreboard and Continental [Casualty Corporation] on Remaining Issues dated December 13, 1999, which was the subject of a Stipulation and Agreed Order Between Debtors and Continental Casualty Company Regarding Status and Disposition of Funds in Committed Claims Account and Related Matters Under Buckets Agreement, entered by the Bankruptcy Court on June 27, 2001.

1.49 "Committees" means the Asbestos Claimants' Committee and the Unsecured Creditors' Committee.

1.50 "Confirmation Conditions" means those conditions to confirmation of the plan set forth in Section 12.1 of the Plan.

1.51 "Confirmation Date" means the date of entry of the Confirmation Order by the clerk of the Bankruptcy Court.

1.52 "Confirmation Hearing" means the hearing on confirmation of the Plan scheduled by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c).

1.53 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

1.54 "Convenience Claim" means a Claim against any of the Debtors that would otherwise be classified as a Class 6 Claim, which (i) is in an amount that is equal to or less than $5,000 or (ii) on the Ballot has been reduced to $5,000 by the holder of such Claim.

1.55 "CSFB" means Credit Suisse First Boston, the agent for the Bank Holders under the 1997 Credit Agreement.

1.56 "Cure" means, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

1.57 "Debt" means the Pre-petition Bonds and any other promissory note, bond, indenture, or other instrument or document evidencing or creating any indebtedness for borrowed money or capital lease obligation of a Debtor existing prior to the Effective Date, other than any such instrument or document that evidences or creates (i) any Intercompany Claim or (ii) any executory contract or lease that has been assumed or will be assumed pursuant to the Plan.

1.58 "Debt Agreements" means the 1997 Credit Agreement, the Pre-petition Bonds, the Pre-Petition Bond Indentures and any other agreements, indentures or other instruments or documents governing, evidencing or creating any Debt.

1.59     "Debtors" means, collectively, OCD and the Subsidiary Debtors.

1.60 "Debtors-in-Possession" means the Debtors, each in its respective capacity as a debtor-in-possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

1.61 "Demand" means a present or future demand for payment that (i) was not a Claim during the Chapter 11 Cases; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos Personal Injury Permanent Channeling Injunction; and
         (iii) pursuant to the Plan, is to be paid or otherwise resolved by the Asbestos Personal Injury Trust.

1.62 "DIP Agent" means Bank of America, N.A., as administrative agent of the DIP Facility.

1.63 "DIP Facility" means the debtor-in-possession credit facility pursuant to the Post-Petition Credit Agreement, dated December 8, 2000, by and among the financial institutions named therein, as the lenders, Bank of America, N.A., as the agent, and OCD and the Subsidiaries of OCD named therein, as the borrowers, as amended pursuant to the First Amendment to Post-Petition Credit Agreement by and among OCD as Borrower Representative on behalf of the borrowers under the Post-Petition Credit Agreement, Bank of America, N.A., as agent and the Lenders signatory thereto, dated as of October 28, 2002, as further amended, modified, renewed or otherwise in effect from time to time.

1.64 "DIP Facility Claims" means those Claims arising under or as a result of the DIP Facility.

1.65 "DIP Lenders" means the lenders party to the DIP Facility, and their successors and assigns.

1.66 "Disallowed Claim" means (i) all or such part of a Claim, other than an Asbestos Personal Injury Claim and an FB Asbestos Property Damage Claim, that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction, (ii) an Asbestos Personal Injury Claim that is disallowed in its entirety pursuant to the Asbestos Personal Injury Trust Distribution Procedures or (iii) an FB Asbestos Property Damage Claim that is disallowed in its entirety pursuant to the FB Asbestos Property Damage Trust Distribution Procedures.

1.67 "Disbursing Agent" means, as applicable, Reorganized OCD or any Person designated by the Plan Proponents to serve as a disbursing agent under the Plan.

1.68 "Disclosure Statement" means the disclosure statement filed or to be filed in the Bankruptcy Court by the Plan Proponents, as it may be amended from time to time, in connection with the Plan pursuant to
         Section 1125 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018.

1.69 "Disclosure Statement Hearing" means the hearing before the Bankruptcy Court to be held in connection with the approval of the Disclosure Statement.

1.70 "Disputed Claim" means any Class 1, Class 2A, Class 2B, Class 3, Class 4, Class 5, or Class 6 Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

1.71 "Disputed Distribution Reserve" means the reserve established pursuant to Section 9.3 of the Plan.

1.72 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims (other than Asbestos Personal Injury Claims or FB Asbestos Property Damage Claims), which date shall be the Confirmation Date or such other date as may be designated in the Confirmation Order.

1.73 "Distributable Shares" means all New OCD Common Stock to be distributed as part of (i) the Guarantee Settlement Payment if Class 4 accepts the Plan, (ii) the FB Sub-Account Settlement Payment, and
         (iii) either the Combined Distribution Package or the Combined Net Distribution Package.

1.74 "District Court" means the United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases.

1.75 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan have been satisfied or waived as provided in Article XII of the Plan, and is the effective date of the Plan.

1.76 "Encumbrance" means, with respect to any property, tangible or intangible, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any nature in respect of such property (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

1.77 "Enjoined Action" means (i) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order; (iii) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance; (iv) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties, and (v) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

1.78 "Environmental Claims" means, with respect to conduct of the Debtors prior to the Petition Date, (i) Claims against the Debtors by the EPA for the costs of environmental investigation and clean up of sites that may have been contaminated as a result of releases of hazardous substances by the Debtors, including releases at third-party disposal sites used by the Debtors; (ii) similar Claims by state and local environmental agencies; (iii) Claims by private parties against the Debtors asserting contribution or indemnification claims with respect to cleanup costs under statutory law or contractual agreements; and
         (iv) enforcement actions by federal, state and local environmental agencies with respect to alleged violations of environmental law; provided, however, that this definition excludes any Claim in clauses
         (i) - (iv) treated as an Administrative Claim.

1.79     "EPA" means the United States Environmental Protection Agency.

1.80     "Estates" means the Debtors' bankruptcy estates created pursuant to
         Section 541 of the Bankruptcy Code.

1.81 "Excess Available Cash" means the amount of Available Cash, together with interest earned thereon, remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

1.82 "Excess Litigation Trust Recoveries" means the amount of Litigation Trust Recoveries, together with interest earned thereon, remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

1.83 "Excess New OCD Common Stock" means the aggregate number of shares of New OCD Common Stock remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

1.84 "Excess Senior Notes" means the Senior Notes remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

1.85 "Excess Senior Notes Amount" means the aggregate principal amount of the Excess Senior Notes, together with any interest earned thereon subsequent to the Effective Date.

1.86 "Existing Fibreboard Insurance Settlement Trust Assets" means all of the assets of the Fibreboard Insurance Settlement Trust as of the Effective Date, net of accrued administrative fees and expenses.

1.87 "Existing OCD Common Stock" means the common stock, par value $0.10 per share, of OCD, of which 100 million shares were authorized and 55,423,132 shares were issued and outstanding as of September 30, 2000.

1.88 "Existing OCD Options" means any options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD Preferred Stock or any other capital stock of OCD outstanding as of the Petition Date.

1.89 "Existing OCD Preferred Stock" means the preferred stock, without par value, of OCD, of which 8,000,000 shares were authorized and none were outstanding as of the Petition Date.

1.90 "Exit Facility" means such bank financing agreements and commitments as the Debtors shall have arranged on the Effective Date, including term loans and revolving credit facilities, for general working capital and corporate purposes, in such amounts and on such terms as are satisfactory to the Debtors and the Plan Proponents.

1.91 "Face Amount" means (i) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any Proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.92 "FB Asbestos Personal Injury Claim" means any present or future right to payment, claim, remedy, liability or Demand against any FB Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products that for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Personal Injury Claims
         (i) include FB Indirect Asbestos PI Trust Claims and Unpaid FB Resolved Asbestos Personal Injury Claims, but (ii) exclude FB Resolved Asbestos Personal Injury Claims, FB Asbestos Property Damage Claims, FB Indirect Asbestos Property Damage Claims, workers' compensation claims, OC Asbestos Personal Injury Claims, OC Indirect Asbestos PI Trust Claims, OC Asbestos Property Damage Claims, and OC Indirect Asbestos Property Damage Claims.

1.93 "FB Asbestos Property Damage Claim" means any present or future right to payment, claim, remedy, or liability against, or debt or obligation of, any FB Person, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person prior to the Petition Date, or for which any FB Person is liable due to the acts or omissions of any FB Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Property Damage Claims include FB Indirect Asbestos Property Damage Claims.

1.94 "FB Asbestos Property Damage Insurance Assets" means rights to coverage for FB Asbestos Property Damage Claims under liability insurance policies issued to Fibreboard and identified in Schedule XVI, to be filed at least five (5) Business Days prior to the Objection Deadline. The foregoing includes, without limitation, (i) rights under such insurance policies, rights under settlement agreements made with respect to such insurance policies, Insolvent Insurer PD Rights, and Insurance Guarantee Fund PD Rights; and (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors for FB Asbestos Property Damage Claims under any such policies or related agreements, provided that a reciprocal release of the Debtors in connection with said policies or agreements is given in exchange by the insurer or other released insurance entity and further provided that any such release shall not encompass rights with respect to coverage for worker's compensation claims or with respect to coverage other than for FB Asbestos Property Damage Claims.

1.95 "FB Asbestos Property Damage Trust" means the trust established by Fibreboard in accordance with the FB Asbestos Property Damage Trust Agreement.

1.96 "FB Asbestos Property Damage Trust Agreement" means that certain FB Asbestos Property Damage Settlement Trust Agreement, executed by Fibreboard and the FB Asbestos Property Damage Trustee, substantially in the form of Exhibit E to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline.

1.97 "FB Asbestos Property Damage Trust Distribution Procedures" means the FB Asbestos Property Damage Trust Distribution Procedures to be implemented by the FB Asbestos Property Damage Trustee pursuant to the terms and conditions of the Plan and the FB Asbestos Property Damage Trust Agreement to process, liquidate, and pay FB Asbestos Property Damage Claims, substantially in the form of Exhibit E-1, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline.

1.98 "FB Asbestos Property Damage Trustee" means the Person confirmed by the Bankruptcy Court to serve as trustee of the FB Asbestos Property Damage Trust, pursuant to the terms of the FB Asbestos Property Damage Trust Agreement, or as subsequently may be appointed pursuant to the provisions of the FB Asbestos Property Damage Trust Agreement.

1.99 "FB Indirect Asbestos PI Trust Claim" means any present or future right to payment, claim, remedy, liability, or Demand against any FB Person, whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability, or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, that is (i) asserted by (a) any Person (other than (I) an FB Person or (II) Related Persons of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.5 of the Plan) who has been, is or may be a defendant in an action seeking damages for death, bodily injury or other personal damages (whether physical, emotional or otherwise), to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, or (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any FB Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

1.100 "FB Indirect Asbestos Property Damage Claim" means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any FB Person, whether or not the facts of or legal basis for such right, claim, remedy or liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise that is (i) asserted by (a) any Person (other than (I) an FB Person or (II) a Related Person of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.5 of the
         Plan) who has been, is, or may be a defendant in an action seeking damages for, relating to, or arising by reason of, directly or indirectly, damage to property, including without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person, prior to the Petition Date, or for which any FB Person is otherwise liable due to the acts or omissions of any FB Person or (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any FB Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

1.101 "FB Person" means each of (i) Fibreboard and its direct or indirect Subsidiaries, (ii) Fibreboard's and its direct or indirect Subsidiaries' respective predecessors in interest, but solely to the extent listed on Schedule VIII, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline,
         (iii) Fibreboard's and its direct or indirect Subsidiaries' respective successors in interest, but solely to the extent they either (a) are listed on Schedule VIII, or (b) are post-Effective Date successors in interest, (iv) Fibreboard's and its direct or indirect Subsidiaries' respective controlled Affiliates, but solely to the extent listed on Schedule VIII, and (v) the respective former and present employees, directors or officers of the Persons identified in clauses (i), (ii), (iii) and (iv) of this Section 1.101, acting in such capacity.

1.102 "FB Resolved Asbestos Personal Injury Claim" means an FB Asbestos Personal Injury Claim with respect to which (i) the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with Fibreboard and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim) and (ii) such Claims are eligible to be paid from settlement accounts in respect of FB Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C.,
         (b) Foster & Sear, LLP, (c) Waters & Kraus, LLP, or (d) Weitz & Luxenberg, and such monies are available to pay such claims and have not been, or are not subject to being, avoided and recovered for the benefit of the Fibreboard Insurance Settlement Trust.

1.103 "FB Restricted Cash" means the amount of administrative deposits by Fibreboard in settlement accounts (together with earnings thereon) in respect of FB Asbestos Personal Injury Claims to facilitate claims processing under the NSP as of five (5) Business Days prior to the Effective Date.

1.104 "FB Reversions" means such amounts as may from time to time be released from the settlement accounts in respect of FB Asbestos Personal Injury Claims to facilitate claims processing under the NSP and returned to the Fibreboard Insurance Settlement Trust or FB Sub-Account of the Asbestos Personal Injury Trust, whichever is applicable. FB Reversions shall include any recoveries, including any recoveries on account of Avoidance Actions, which recover funds paid from the Fibreboard Insurance Settlement Trust.

1.105 "FB Sub-Account" means the sub-account of the Asbestos Personal Injury Trust established for the purposes of assuming any and all liabilities and responsibility for FB Asbestos Personal Injury Claims and making payments in respect of such Claims in accordance with the Plan and the Asbestos Personal Injury Trust Distribution Procedures.

1.106 "FB Sub-Account Settlement Payment" means the combination of Cash, Senior Notes and New OCD Common Stock in the respective amounts set forth in Schedule XVIII, to be filed no later than the filing of the Disclosure Statement, to be paid into the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of the holders of FB Asbestos Personal Injury Claims.

1.107    "Fibreboard" means Fibreboard Corporation, a Delaware corporation.

1.108 "Fibreboard Insurance Settlement Trust" means the Fibreboard Settlement Trust established by the Irrevocable Settlement Trust Agreement, dated as of December 30, 1996, among Fibreboard, as trustor, Michael R. Douglas, as interim trustee, and certain insurance companies, pursuant to the Settlement Agreement dated October 12, 1993.

1.109 "Filing" means the filing with the Bankruptcy Court of voluntary petitions for relief under Chapter 11 made by OCD and the Subsidiary Debtors.

1.110 "Final Distribution Date" means the fifteenth day after the date that all Disputed Claims shall have been Allowed or Disallowed pursuant to a Final Order of the Bankruptcy Court, provided that if such day is not a Business Day, then the next Business Day thereafter.

1.111 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.112 "Future Claimants' Representative" means James J. McMonagle, the legal representative for future claimants appointed by order of the Bankruptcy Court dated September 28, 2001, or his successors.

1.113 "General Unsecured Claim" means a Claim against any of the Debtors that is not a DIP Facility Claim, an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Tax Claim, an Other Secured Claim, a Convenience Claim, a Bank Holders Claim, a Bondholders Claim, an OC Asbestos Personal Injury Claim, an FB Asbestos Personal Injury Claim, an FB Asbestos Property Damage Claim, an Intercompany Claim or an OCD Interest. General Unsecured Claims include, without limitation, all Environmental Claims and OC Asbestos Property Damage Claims.

1.114 "Guarantee Settlement Payment" means (i) Cash in the amount of $20 million; (ii) Senior Notes in an aggregate principal amount equal to the sum of $180 million; and (iii) 8 million shares of New OCD Common Stock, with an estimated value of $200 million, which will be paid to holders of Class 4 Allowed Claims in the event that Class 4 accepts the Plan.

1.115    "Guarantee Settlement Value" means $400 million.

1.116 "Hartford Entities" means (i) the Hartford Financial Services Group, Inc., Excess Insurance Company, Ltd., Fencourt Reinsurance Company, Ltd., First State Insurance Company, Hartford Accident and Indemnity Company, Hartford Casualty Insurance Company, Hartford Fire Insurance Company, Hartford Insurance Company of Canada, Hartford Insurance Company of Illinois, Hartford Insurance Company of the Midwest, Hartford Insurance Company of the Southeast, Hartford Insurance, Ltd. (Bermuda), Hartford Lloyds Insurance Company, Hartford Underwriters Insurance Company (formerly New York Underwriters Insurance Company), New England Insurance Company, New England Reinsurance Corporation, Nutmeg Insurance Company, Pacific Insurance Company, Ltd., Property and Casualty Insurance Company of Hartford, Sentinel Insurance Company, Ltd., Trumbull Insurance Company, and Twin City Fire Insurance Company; as well as (ii) all of their respective predecessors, successors, assigns, subsidiaries, affiliates, holding companies (if any), parent companies (if any), merged companies and acquired companies, exclusive of any former asset, affiliate, or member company of Reliance Group Holdings, Inc.; and (iii) all of the respective employees, officials, agents, attorneys, representatives, officers, and directors, in their capacity as such, of the entities encompassed by clauses (i) and (ii).

1.117    "Hartford Policies" means the following policies issued to OCD:

         Issuer              Policy Period                Policy Number
         ------              -------------                --------------

         First State         06/18/74 to 10/22/74         921434
                             10/22/74 to 10/22/75         921434
                             10/22/75 to 10/22/76         921434
                             10/22/76 to 10/22/77         923542
                             10/22/77 to 9/01/78          925625
                             09/01/78 to 09/01/79         926735
                             03/08/79 to 09/01/79         927953
                             09/01/82 to 09/01/83         934962

         Twin City           09/01/82 to 09/01/83         TXX111365

         Excess              09/01/79 to 09/01/80         EL 10300 (EL 10-87)

         First State         09/01/82 to 09/01/83         933186
                             09/01/83 to 09/01/84         EU 935321
                             09/01/83 to 09/01/84         EU 935324
                             10/31/79 to 11/29/82         GC802752
                             04/01/81 to 04/01/84         GC802770
                             05/01/88 to 05/01/89         GC009556
                             05/01/89 to 05/01/90         GC010810

         Hartford            12/01/74 to 12/01/75         57 IC 620122

         Pacific             05/01/93 to 05/01/94         ZG 0001003
                             04/01/94 to 04/01/95         ZG 0002864
                             05/01/95 to 05/01/96         ZG 0004839
                             05/01/96 to 05/01/97         ZG 0006912
                             05/01/97 to 05/01/98         ZG 0008946

         Twin City           09/01/83 to 09/01/84         TXX 102719

         The foregoing term shall also include all insurance policies ("Unknown Policies") other than the above-listed policies, that were issued, prior to January 1, 2001, by and in the name of one of the specifically named Hartford Entities, either to OCD or that insure OCD, and such Unknown Policies shall include all known and unknown primary, umbrella, excess, or other insurance policies, contracts, and/or agreements of any nature, type, of kind (including but not limited to: all comprehensive general liability policies; general liability policies; casualty policies, environmental liability policies; environmental impairment policies; difference in conditions policies; directors' and officers' liability policies; errors and omissions liability policies; contractual liability policies; automobile liability policies; products liability policies; and workers' compensation policies). Notwithstanding any of the foregoing and for the avoidance of any doubt, Unknown Policies shall not include: (i) policies issued by one of the specifically named Hartford Entities to Persons other than OCD or the Debtors (except to the extent of the interest of OCD in such policies); (ii) policies issued to Persons that become Affiliates of OCD or Reorganized OCD after June 18, 2001; (iii) policies issued or subscribed by Excess Insurance Company Ltd. that are subject to a May 15, 1999 settlement agreement between OCD and London Market Insurers; (iv) First State policy number EU 935321 to the extent that it provides coverage for products/completed operations claims other than asbestos claims; and
         (v) policies issued to or insuring Fibreboard.

1.118    "Hartford Settlement Agreement"

         means the Settlement Agreement between Owens Corning and the Hartford Financial Services Group, Inc., dated June 18, 2001, and approved by the Bankruptcy Court by Order dated July 16, 2001.

1.119 "Impaired" means, when used with reference to a Claim or Interest, or a Class of Claims or Interests, a Claim or Interest, or a Class of Claims or Interests, that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.120 "Indemnification Obligations" means any legally enforceable obligations of any of the Debtors under their charters, by-laws, contracts assumed by them pursuant to Section 365 of the Bankruptcy Code, or statute, to indemnify, reimburse or provide contribution to any or all persons who may serve or who have served at any time as directors, officers, employees, agents, professionals or advisors of such Debtor, or who at the request of any of the Debtors served as directors, officers, employees, agents, professionals or advisors of another corporation (including Subsidiaries of the Debtors) or of any partnership, joint venture, trust or other enterprise, and any directors, officers, employees, agents, professionals or advisors of any of the Debtors who at the request of such Debtor may serve or have served as agents or fiduciaries of an employee benefit plan of such Debtor or any of its Subsidiaries, from and against any of the expenses, liabilities or other matters arising under or in or covered by applicable law, provided that the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, professional or advisor or in any other capacity while serving as a director, officer, employee, agent, professional or advisor, and provided that such obligations shall not cover willful misconduct. Notwithstanding anything to the contrary herein, Indemnification Obligations shall not include any obligations of the Debtors to pay or reimburse any party in connection with (i) funds recovered or to be recovered from such party pursuant to an Avoidance Action, or (ii) claims arising out of or in connection with the case of John Hancock Life Insurance Co., et al. v. Goldman, Sachs & Co., et al., in the United States District Court for the District of Massachusetts, C.A. No. 01-10729-RWZ.

1.121 "Initial Distribution Date" means with respect to holders of Allowed Class 1, 2A, 2B, 3, 4, 5, and 6 Claims, a date that is not later than thirty (30) days after the Effective Date.

1.122 "Insolvent Insurer PD Rights" means all of the Debtors' rights and claims as of the Effective Date to coverage and causes of action and choses in action for accrued or future coverage claims, for demands, or for other entitlements to insurance proceeds from any insolvent insurance company, whether domestic or foreign, and whether in receivership, liquidation, rehabilitation, run-off, scheme of arrangement or any other form of proceeding, as well as the rights to any payments of initial dividends, or scheme payments from the Receiver, Liquidator or Scheme Administrator of any insolvent insurance company and the rights to any supplemental dividends or supplemental scheme payments that may be declared from time to time, on account of FB Asbestos Property Damage Claims.

1.123 "Insolvent Insurer PI Rights" means all of the Debtors' rights and claims as of the Effective Date to coverage and causes of action and choses in action for accrued or future coverage claims, for demands, or for other entitlements to insurance proceeds from any insolvent insurance company, whether domestic or foreign, and whether in receivership, liquidation, rehabilitation, run-off, scheme of arrangement or any other form of proceeding, as well as the rights to any payments of initial dividends, or scheme payments from the Receiver, Liquidator or Scheme Administrator of any insolvent insurance company and the rights to any supplemental dividends or supplemental scheme payments that may be declared from time to time, on account of Asbestos Personal Injury Claims.

1.124 "Insurance Guarantee Fund PD Rights" means all of the Debtors' rights, and claims to coverage and causes of action and choses in action for accrued or future coverage claims, for demands, or for other entitlements to payment (whether asserted on their own behalf or on behalf of others) from any state insurance guaranty association, arising under, or in connection with, any state insurance guaranty association statutes (including, without limitation, those statutes under which claims have been made previously by Debtors) on account of FB Asbestos Property Damage Claims.

1.125 "Insurance Guarantee Fund PI Rights" means all of the Debtors' rights, and claims to coverage and causes of action and choses in action for accrued or future coverage claims, for demands, or for other entitlements to payment (whether asserted on their own behalf or on behalf of others) from any state insurance guaranty association, arising under, or in connection with, any state insurance guaranty association statutes (including, without limitation, those statutes under which claims have been made previously by Debtors) on account of Asbestos Personal Injury Claims.

1.126 "Intercompany Claim" means any Claim, including, without limitation, any Administrative Claim, by a Debtor against another Debtor (but excluding the Claims set forth on Schedule XIV, as it may be filed or amended at least five (5) Business Days prior to the Objection Deadline, which shall be classified and treated as set forth in
         Schedule XIV).

1.127 "Interested Party" means all parties listed on Schedule IX, to be filed no later than the filing of the Disclosure Statement, as it may be amended at least five (5) Business Days prior to the Objection Deadline.

1.128 "Interests" means, collectively, (i) the OCD Interests, (ii) the Subsidiary Interests and (iii) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

1.129    "IPM" means IPM, Inc., a Delaware corporation.

1.130    "IRC" means the Internal Revenue Code of 1986, as amended.

1.131    "IRS" means the United States Internal Revenue Service.

1.132 "Litigation Trust" means the trust that is created pursuant to the Plan and the Litigation Trust Agreement to be administered by the Litigation Trustee, all as more specifically set forth in Section 5.7 of the Plan and the Litigation Trust Agreement.

1.133 "Litigation Trust Agreement" means the trust agreement that is to govern the Litigation Trust, in substantially the form of Exhibit C, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline.

1.134 "Litigation Trust Assets" means those rights, claims or other assets to be transferred to and owned by the Litigation Trust pursuant to
         Section 5.8 of the Plan for the benefit of each of Classes 4, 5, 6, and 7, which are comprised of (i) the Litigation Trust Initial Deposit, (ii) the Potential Tax Refunds, (iii) all of the Debtors' rights and standing to object to, litigate, settle and otherwise resolve (a) the Tobacco Causes of Action, (b) the Avoidance Actions and (c) the Material Rights of Action, and (iv) any and all proceeds of the foregoing and interest actually earned. Litigation Trust Assets shall not include the FB Reversions.

1.135 "Litigation Trust Expenses" means all costs and expenses associated with the administration of the Litigation Trust, including those rights, obligations and duties described in Section 5.8 of the Plan and in accordance with the Litigation Trust Agreement.

1.136 "Litigation Trust Initial Deposit" means the distribution, in the amount of $500,000, or such other amount upon which the Plan Proponents may agree no later than five (5) Business Days prior to the Objection Deadline, to be made by the Debtors to the Litigation Trust as set forth in Section 5.8 of the Plan.

1.137 "Litigation Trust Recoveries" means (i) any and all proceeds received by the Litigation Trust from (a) the Potential Tax Refunds, (b) the Tobacco Causes of Action, (c) the Avoidance Actions and (d) the Material Rights of Action, and (ii) interest actually earned with respect to the foregoing and the Litigation Trust Initial Deposit.

1.138 "Litigation Trust Reimbursement Obligation" means the obligation of the Litigation Trust to pay to Reorganized OCD any and all Litigation Trust Recoveries until such time as the Litigation Trust Initial Deposit plus interest at the rate of 5% per annum, or such other rate upon which the Plan Proponents may agree no later than five (5) Business Days prior to the Objection Deadline, has been repaid in full.

1.139 "Litigation Trustee" means the trustee of the Litigation Trust appointed pursuant to Section 5.8 of the Plan.

1.140 "Management Arrangements" means, collectively, the management compensation and benefit plans as set forth in Exhibit F, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline.

1.141 "Material Rights of Action" means all rights, claims, causes of action, suits or proceedings accruing to the Debtors or any assets or other property of the Debtors pursuant to the Bankruptcy Code or pursuant to any statute or legal theory which, if determined in favor of the Debtors or the Estates, would reasonably be expected to result in a recovery in excess of $200,000, but excluding Commercial Claims.

1.142 "Net Available Distributable Shares" means the amount of Distributable Shares remaining after distribution of (i) the FB Sub-Account Settlement Payment to the FB-Sub Account, and (ii) if Class 4 accepts the Plan, the Guarantee Settlement Payment for the benefit of holders of Allowed Class 4 Claims in accordance with
         Section 3.3(b)(i).

1.143 "Net Available Senior Notes Amount" means the Senior Notes Amount less (i) the portion of the FB Sub-Account Settlement Payment to be paid in Senior Notes to the FB Sub-Account and (ii) if Class 4 accepts the Plan, that portion of the Guarantee Settlement Value which is to be paid in Senior Notes for the benefit of holders of Allowed Class 4 Claims pursuant to Section 3.3(b)(i).

1.144 "New OCD Common Stock" means the common stock, par value $[0.10] per share, of Reorganized OCD.

1.145    [Intentionally Omitted]

1.146 "New OCD Securities" means the New OCD Common Stock and the Senior Notes to be issued by Reorganized OCD and distributed pursuant to the Plan.

1.147 "Non-Debtor Subsidiaries" means all direct and indirect Subsidiaries of OCD that are not Subsidiary Debtors.

1.148 "NSP" means the National Settlement Program pursuant to which OCD and Fibreboard entered into agreements with certain law firms prior to the Petition Date for the purpose of attempting to settle OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims, respectively.

1.149 "NSP Agreements" means the settlement agreements entered into between OCD and/or Fibreboard and each law firm participating in the NSP.

1.150 "Objection Deadline" means the date set forth in the Order of the Bankruptcy Court or the District Court by which a creditor or interest holder or other party in interest must file an objection to confirmation of the Plan.

1.151    "OC" means, collectively, OCD and its Subsidiaries.

1.152 "OC Asbestos Personal Injury Claim" means any present or future right to payment, claim, remedy, liability or Demand against any OC Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any OC Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Personal Injury Claims (i) include OC Indirect Asbestos PI Trust Claims and Unpaid OC Resolved Asbestos Personal Injury Claims, but (ii) exclude OC Resolved Asbestos Personal Injury Claims, OC Asbestos Property Damage Claims, OC Indirect Asbestos Property Damage Claims, workers' compensation claims, FB Asbestos Personal Injury Claims, FB Indirect Asbestos PI Trust Claims, FB Asbestos Property Damage Claims, and FB Indirect Asbestos Property Damage Claims.

1.153 "OC Asbestos Personal Injury Liability Insurance Assets" means rights to coverage for OC Asbestos Personal Injury Claims and OC Resolved Asbestos Personal Injury Claims under excess liability insurance policies issued to OCD and identified in Schedule XVII, to be filed at least five (5) Business Days prior to the Objection Deadline, including, without limitation, (i) rights under such policies, whether against the insurers that issued such policies and their successors and assigns, or, with respect to any insolvent insurers, against their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to them; and (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors under any such policies, provided that a reciprocal release of the Debtors in connection with said policies is given in exchange by the insurer or other released insurance entity and further provided that any such release shall not encompass rights with respect to coverage for workers' compensation claims.

1.154 "OC Asbestos Property Damage Claim" means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any OC Person, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any OC Person prior to the Petition Date, or for which any OC Person is liable due to the acts or omissions of any OC Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Property Damage Claims include OC Indirect Asbestos Property Damage Claims, but do not include FB Asbestos Property Damage Claims.

1.155    "OCD" means Owens Corning, a Delaware corporation.

1.156 "OCD Insurance Escrow" means the approximately $59 million of escrowed insurance proceeds received from certain of OCD's excess insurance carriers which are reflected in OC's consolidated balance sheet as restricted assets, together with all accrued earnings thereon.

1.157 "OCD Interests" means, (i) collectively, all Existing OCD Common Stock, Existing OCD Preferred Stock and Existing OCD Options, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD Preferred Stock, Existing OCD Options or other capital stock in OCD, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of the capital stock of OCD, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, OCD or another Debtor; and (ii) all shares of Preferred Stock and Class A Common Stock of Integrex, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, relating to such stock, held by Blue Ridge Investments, L.L.C. or its successors and assigns.

1.158 "OCD Restricted Cash" means the amount of administrative deposits by OCD in settlement accounts (together with earnings therein) in respect of OC Asbestos Personal Injury Claims to facilitate claims processing under the NSP as of five (5) Business Days prior to the Effective Date.

1.159 "OCD Reversions" means such amounts as may from time to time be released from the settlement accounts in respect of OC Asbestos Personal Injury Claims to facilitate claims processing under the NSP and returned to OCD.

1.160 "OC Indirect Asbestos PI Trust Claim" means any present or future right to payment, claim, remedy, liability, or Demand against any OC Person, whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability, or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, that is (i) asserted by (A) any Person (other than (I) an OC Person or (II) Related Persons of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.5 of the Plan) who has been, is or may be a defendant in an action seeking damages for death, bodily injury or other personal damages (whether physical, emotional or otherwise), to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any OC Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, or (B) any assignee or transferee of such Person, and (ii) on account of alleged liability of any OC Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

1.161 "OC Indirect Asbestos Property Damage Claim" means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any OC Person, whether or not the facts of or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise that is (i) asserted by (a) any Person (other than (I) a OC Person or (II) a Related Person of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.5 of the Plan) who has been, is, or may be a defendant in an action seeking damages for, relating to, or arising by reason of, directly or indirectly, damage to property, including without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any OC Person, prior to the Petition Date, or for which any OC Person is otherwise liable due to the acts or omissions of any OC Person or (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any OC Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

1.162 "OC Person" means each of (i) OCD and its direct or indirect Subsidiaries, (ii) OCD's and its direct or indirect Subsidiaries' respective predecessors in interest, but solely to the extent listed on Schedule VIII, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline, (iii) OCD's and its direct or indirect Subsidiaries' respective successors in interest, but solely to the extent they either (a) are listed on
         Schedule VIII, or (b) are post-Effective Date successors in interest,
         (iv) OCD's and its direct or indirect Subsidiaries' respective controlled Affiliates, but solely to the extent listed on Schedule VIII, and (v) the respective employees, directors or officers of the Persons identified in clauses (i), (ii), (iii) and (iv) of this
         Section 1.162, acting in such capacity.

1.163 "OC Resolved Asbestos Personal Injury Claim" means an OC Asbestos Personal Injury Claim with respect to which (i) the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with OC and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim) and (ii) such Claims are eligible to be paid from settlement accounts in respect of OC Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C., (b) Foster & Sear, LLP, (c) Waters & Kraus, LLP, or (d) Weitz & Luxenberg, and such monies are available to pay such claims and have not been or are not avoided and recovered for the benefit of the Debtors' Estates.

1.164 "OC Sub-Account" means the sub-account of the Asbestos Personal Injury Trust established for purposes of assuming any and all liabilities and responsibility for OC Asbestos Personal Injury Claims and making payments in respect of such Claims in accordance with the Plan and the Asbestos Personal Injury Trust Distribution Procedures.

1.165 "Other Priority Claims" means all Claims entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than DIP Facility Claims, Administrative Claims or Priority Tax Claims.

1.166 "Other Secured Claims" means all Claims secured by a valid Encumbrance in or on any of the Debtors' property, which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim holder's interest in the Debtors' property, as determined pursuant to Section 506 of the Bankruptcy Code. Other Secured Claims do not include Other Secured Tax Claims.

1.167 "Other Secured Tax Claims" means all Claims secured by a valid Encumbrance in or on any of the Debtors' property, (i) which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim holder's interest in the Debtors' property, as determined pursuant to Section 506 of the Bankruptcy Code, and (ii) which absent such Claim's secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code.

1.168 "Person" means an individual, corporation, partnership, association, joint stock company, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or any government, governmental agency or any subdivision, department or other instrumentality thereof.

1.169    "Petition Date" means October 5, 2000, the date of the Filing.

1.170 "Plan" means this Chapter 11 reorganization plan and all exhibits and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

1.171 "Plan Proponents" means the Debtors, the Asbestos Claimants' Committee, and the Future Claimants' Representative, as co-proponents of the Plan.

1.172 "PLR" means the private letter ruling received by the Debtors from the IRS on July 23, 2002, as the same may be amended, modified or supplemented from time to time.

1.173 "Potential Tax Refunds" means the federal income tax refunds, if any, recovered by the Reorganized Debtors pursuant to the Proposed Asbestos-Related Tax Legislation.

1.174 "Pre-petition Bond Indentures" means collectively, (i) the Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee, pursuant to which OCD issued the $250 Million Notes, $400 Million Debenture and the $550 Million Term Notes; (ii) the Indenture, dated as of May 21, 1992, between OCD and The Bank of New York, as trustee, pursuant to which OCD issued the $330 Million High Coupon Debentures; and (iii) the Underwriting Agreement, dated as of November 15, 1985, between OCD, Dresdner Bank AG and the other banks listed therein, and the Agreement for the Listing, the Trusteeship and the Paying Agency, dated as of November 15, 1985, between OCD and Dresdner Bank AG, pursuant to which OCD issued the $130 Million DEM Bearer Bonds.

1.175 "Pre-petition Bonds" means, collectively, (i) the $550 Million Term Notes, of which $300 million in aggregate principal amount was outstanding in the First Series as of the Petition Date and $250 million in aggregate principal amount was outstanding in the Second Series as of the Petition Date; (ii) the $400 Million Debentures, of which $400 million in aggregate principal amount was outstanding as of the Petition Date; (iii) the $250 Million Notes, of which $250 million in aggregate principal amount was outstanding as of the Petition Date; (iv) the $330 Million High Coupon Debentures, consisting of the 8.875% Debentures, of which $40 million in aggregate principal amount was outstanding as of the Petition Date, and the 9.375% Debentures, of which $7 million in aggregate principal amount was outstanding as of the Petition Date; and (v) the $130 Million DEM Bearer Bonds, of which $60 million in aggregate principal amount was outstanding as of the Petition Date.

1.176 "Pre-petition Indenture Trustees" means collectively, the Persons serving from time to time as trustees under the Pre-petition Bond Indentures, pursuant to the terms of the applicable Pre-Petition Bond Indentures.

1.177 "Priority Tax Claim" means an unsecured Claim asserted by a federal or state governmental authority for taxes specified in Section 507(a)(8) of the Bankruptcy Code.

1.178 "Pro Rata" when used with respect to the treatment of a Claim, means the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class.

1.179 "Proof of Claim" means the proof of claim that must be filed by a holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of claims or interests against the Debtors.

1.180 "Proposed Asbestos-Related Tax Legislation" means (i) the bill denominated as HR 1412 (also known as the Asbestos Tax Fairness Act) introduced in the United States House of Representatives on April 4, 2001; (ii) the companion bill S 1048, identical to HR 1412, introduced in the United States Senate on June 14, 2001; and (iii) any substantially similar federal tax legislation.

1.181 "Protected Party" means any of the following: (i) any Debtor and its Related Persons, but solely to the extent set forth on Schedule X, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline; (ii) any Reorganized Debtor and its Related Persons, but solely to the extent set forth on Schedule X;
         (iii) any Person that, pursuant to the Plan or after the Effective Date becomes a direct or indirect transferee of, or successor to, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person's becoming or being such a transferee or successor); (iv) any Person that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Reorganized Debtors or the Asbestos Personal Injury Trust or to a successor to, or transferee of, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person's becoming or being such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); (v) any Person to the extent such Person is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following: (a) such Person's ownership of a financial interest in any of the Debtors or Reorganized Debtors, a past or present Affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on Schedule X, (b) such Person's involvement in the management of any of the Debtors or the Reorganized Debtors or any predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on Schedule X, or (c) such Person's service as an officer, director, or employee of any of the Debtors, the Reorganized Debtors or any Interested Party; (vi) any past, present or future purchaser or other transferee of the assets or business, in whole or in part, or all of the outstanding capital stock, of any one or more of the Debtors, Reorganized Debtors, or past or present Affiliates of the Debtors or Reorganized Debtors, however effectuated, by operation of law or otherwise, and any Related Person of such purchaser or transferee, including such Persons set forth in Schedule VI, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business days prior to the Objection Deadline, but only to the extent that liability is asserted to exist by reason of such Person becoming or being such a purchaser, transferee or successor; (vii) the Hartford Entities, to the extent set forth in the Hartford Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims that arise out of or in connection with the Hartford Policies; and (viii) such other insurance companies, including, without limitation, those insurance companies to the extent set forth on Schedule VII, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business days prior to the Objection Deadline, and with respect to liability for any Asbestos Personal Injury Claims, but only if and to the extent that any such insurance company has entered into a settlement agreement with one or more of the Debtors with respect to liability for Asbestos Personal Injury Claims prior to the Effective Date, or such later date to which the Plan Proponents may agree, and such agreement expressly provides for the payment by any such Person of insurance proceeds and either the comprehensive release of such Person's further liability for Asbestos Personal Injury Claims or such Person's entitlement to the protection of the Asbestos Permanent Channeling Injunction in the Chapter 11 Cases as a Protected Party.

1.182 "Quarterly Distribution Date" means the calendar quarters ending in March, June, September and December, on which dates the Reorganized Debtors shall make payments and distributions from the reserve established for Disputed Claims to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter.

1.183    "Record Date" means the first Business Day following the Confirmation
         Date.

1.184 "Reference Order" means the Order (i) Referring Certain Cases to the Bankruptcy Court and (ii) allocating responsibilities between the District Court and the Bankruptcy Court, entered by the District Court on December 10, 2001, as amended and modified by the Case Management Order entered December 24, 2002, and as it may be subsequently be modified or amended.

1.185 "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before the default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, without limitation, financial coverage ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

1.186 "Related Persons" means, with respect to any Person, such Person's predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates and each of their respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, acting in such capacity, and any Person claiming by or through any of them.

1.187 "Released Actions" means all Claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities, and all Interests and rights of an equity security holder, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date in connection with or related to the Debtors and Reorganized Debtors and their respective Estates, the Chapter 11 Cases or the Plan, except for the (i) Tobacco Causes of Action, (ii) the Avoidance Actions listed on Schedule XV, to be filed no later than the filing of the Disclosure Statement, as it may be amended up to five (5) Business Days prior to the Objection Deadline, (iii) the claims against CSFB and/or the Bank Holders in the Bank Holders Action, (iv) the Material Rights of Action listed on Schedule XV, and (v) Asbestos Personal Injury Claims. Released Actions includes the release of all Claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities against the Debtors and the Non-Debtor Subsidiaries arising from the 1997 Credit Agreement or the guarantees of the 1997 Credit Agreement.

1.188 "Released Parties" means (i) the Unsecured Creditors' Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (ii) the Asbestos Claimants' Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (iii) the Future Claimants' Representative and his present and former representatives, advisors, attorneys, agents and professionals, acting in such capacity, (iv) the respective Related Persons of the Debtors and the Reorganized Debtors and their respective Estates as of the Petition Date and thereafter and (v) the present and former officers and directors of the Debtors and Reorganized Debtors; except in each case for the Persons listed on Schedule III, to be filed no later than the filing of the Disclosure Statement, as it may be amended up to five (5) Business days prior to the Objection Deadline, against which Claims, obligations, suits, judgments, damages, Demands, debts, rights, causes of action, liabilities, Interests and other rights of an equity security holder shall not be released under the Plan.

1.189 "Reorganized Debtors" means, collectively, Reorganized OCD and the Reorganized Subsidiary Debtors.

1.190 "Reorganized OCD" means reorganized OCD or its successor, on and after the Effective Date.

1.191 "Reorganized Subsidiary Debtors" means the reorganized Subsidiary Debtors and their respective successors, on and after the Effective Date.

1.192 "Resolved Asbestos Personal Injury Claims" means OC Resolved Asbestos Personal Injury Claims and FB Resolved Asbestos Personal Injury Claims.

1.193 "Restricted Cash" means, collectively, OCD Restricted Cash and FB Restricted Cash.

1.194 "Restructuring Transactions" means those transactions or other actions (including without limitation, mergers, consolidations, restructures, dispositions, liquidations, or dissolutions) that one or more applicable Reorganized Debtors may enter into on or prior to, or as soon as practicable after, the Effective Date outside the ordinary course of business of such Reorganized Debtors in accordance with
         Section 5.6 hereof, including, without limitation, actions to effect a corporate restructuring of their respective businesses, to simplify the overall corporate structure of the Reorganized Debtors or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated.

1.195 "Senior Notes" means such unsubordinated obligations for borrowed money as any of the Reorganized Debtors may issue or incur on or about the Effective Date in connection with the Plan.

1.196 "Senior Notes Amount" means the total principal amount of the Senior Notes, the amount of which shall be set forth in Schedule XII and
         Schedule XIII, to be filed no later than the filing of the Disclosure Statement, as they may be amended up to five (5) Business Days prior to the Disclosure Statement Hearing.

1.197 "SOFAS" means the Schedules and Statements of Financial Affairs filed in the Chapter 11 Cases by OCD and each of the Subsidiary Debtors, as amended from time to time.

1.198 "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Persons controlled by such Person or a combination thereof.

1.199 "Subsidiary Debtors" means the direct and indirect Subsidiaries of OCD that are set forth in Schedule I hereto and such other Subsidiaries of OCD as may file for protection under Chapter 11 of the Bankruptcy Code subsequent to the date hereof and prior to the Confirmation Date.

1.200 "Subsidiary Interests" means, collectively, the issued and outstanding ownership interests in the Subsidiary Debtors, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any ownership interests in the Subsidiary Debtors, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of any ownership interests in the Subsidiary Debtors, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, the applicable Subsidiary Debtor; in each case, owned beneficially and of record, directly or indirectly, by OCD.

1.201 "TAC" means the Trustees' Advisory Committee established under the Asbestos Personal Injury Trust Agreement.

1.202 "Tobacco Causes of Action" means any and all claims by OCD and Fibreboard for restitution/unjust enrichment, fraud, and violations of state antitrust law against tobacco companies to obtain payment of monetary damages (including punitive damages) for payments made by OCD and Fibreboard to asbestos claimants who developed smoking-related diseases, including, without limitation, (i) the action brought by OCD in the Circuit Court of Jefferson County, Mississippi, styled Ezell Thomas, et al. v. R.J. Reynolds Tobacco Company, et al. and Owens Corning v. RJ Reynolds Tobacco Company , Docket No. 96-0065; and (ii) the lawsuit brought by OCD and Fibreboard in the Superior Court of California, County of Alameda, styled Fibreboard Corp., et al. v. R.J. Reynolds Tobacco Company, et al., Case No. 791919-8.

1.203 "Unclassified Claims" means the DIP Facility Claims, Administrative Claims and Priority Tax Claims, collectively.

1.204 "Unimpaired" means, when used with reference to a Claim, Class or Interest, a Claim, Class or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.205 "Unpaid FB Resolved Asbestos Personal Injury Claim" means an FB Asbestos Personal Injury Claim (i) with respect to which the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with Fibreboard, and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim), and (ii) to the extent such Claim has not been, and will not be, paid from settlement accounts in respect of FB Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by
         (a) Baron & Budd, P.C., (b) Foster & Sear, LLP, (c) Waters & Kraus, LLP, or (d) Weitz & Luxenberg. 1.206 "Unpaid OC Resolved Asbestos Personal Injury Claim" means an OC Asbestos Personal Injury Claim (i) with respect to which the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with OC, and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim), and (ii) to the extent such Claim has not been, and will not be, paid from settlement accounts in respect of OC Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C., (b) Foster & Sear, LLP, (c) Waters & Kraus, LLP, or (d) Weitz & Luxenberg.

1.207 "Unsecured Creditors' Committee" means the official creditors' committee representing general unsecured creditors, which was appointed pursuant to Section 1102(a) of the Bankruptcy Code by the United States Trustee for the District of Delaware on October 23, 2000 and which includes the unofficial sub-committee representing the Bank Holders and the unofficial sub-committee representing the Bondholders and trade creditors, each of which sub-committees is represented by separate counsel and financial advisors.

1.208 "Voting Deadline" means the date set forth in the Voting Procedures Order by which a creditor or interest holder must deliver a ballot voting to accept or reject the Plan.

1.209 "Voting Procedures" means the detailed instructions and procedures relating to the solicitation of votes with respect to the Plan.

1.210 "Voting Procedures Order" means the order of the Bankruptcy Court or District Court approving the Voting Procedures.

C.       Rules of Interpretation

         For purposes of the Plan (i) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented; (iii) unless otherwise specified, all references in the Plan to sections, articles, schedules and exhibits are references to sections, articles, schedules and exhibits of or to the Plan; (iv) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (v) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vi) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Federal Rule of Bankruptcy Procedure 9006(a) shall apply.

E.       Governing Law

         Unless the application of a specific rule of law or procedure is required by federal law (including the Bankruptcy Code and the Bankruptcy Rules), or is otherwise expressly provided for, (i) the laws of the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan (unless such agreement, document or instrument shall specify another state's law) and (ii) the laws of the state of incorporation of each Debtor and Reorganized Debtor shall govern corporate governance matters with respect to such Debtor or Reorganized Debtor, in each case without giving effect to the principles of conflicts of law thereof.

                                  ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         2.1 Introduction

         The Plan is premised upon the substantive consolidation of the Debtors, as set forth in more detail in Section 6.1 below, for the purposes of voting, determining which Claims and Interests will be entitled to vote to accept or reject the Plan, confirmation of the Plan and the resultant discharge of and cancellation of Claims and Interests and distribution of assets, interests and other property under the terms herein. Substantive consolidation under the Plan will not result in the merger of or the transfer or commingling of any assets of any of the Debtors or Non-Debtor Subsidiaries, and all assets (whether tangible or intangible) will continue to be owned by the respective Debtors or Non-Debtor Subsidiaries, as the case may be.

         In accordance with Section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such Unclassified Claims is set forth in Section 3.1 of the Plan.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

         2.2 Classification of Unimpaired Claims

             (a) Class 1:  Other Priority Claims

                           Class 1 consists of all Other Priority Claims.

             (b)      Class 2A:  Other Secured Tax Claims

                           Class 2A consists of all Other Secured Tax Claims.

             (c)      Class 2B:  Other Secured Claims

                           Class 2B consists of all Other Secured Claims.

         2.3 Classification of Impaired Claims and Interests

             (a)   Class 3:  Convenience Claims

                           Class 3 consists of all Convenience Claims.

             (b)      Class 4:  Bank Holders Claims

                           Class 4 consists of all Bank Holders Claims.

             (c)      Class 5:  Bondholders Claims

                           Class 5 consists of all Bondholders Claims.

             (d)      Class 6:  General Unsecured Claims

                           Class 6 consists of all General Unsecured Claims.

             (e)      Class 7:  OC Asbestos Personal Injury Claims

                           Class 7 consists of all OC Asbestos Personal Injury Claims.

             (f)      Class 8:  FB Asbestos Personal Injury Claims

                           Class 8 consists of all FB Asbestos Personal Injury Claims.

            (g)      Class 9:  FB Asbestos Property Damage Claims

                           Class 9 consists of all FB Asbestos Property Damage Claims.

             (h)      Class 10:  Intercompany Claims

                           Class 10 consists of all Intercompany Claims.

             (i)      Class 11:  OCD Interests

                           Class 11 consists of all OCD Interests.

                                 ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

         3.1 Unclassified Claims

             (a)      DIP Facility Claims

         On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which a DIP Facility Claim becomes an Allowed DIP Facility Claim or (iii) the date on which a DIP Facility Claim becomes payable pursuant to any agreement between a Debtor and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (x) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (y) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

             (b)      Administrative Claims

         Except as otherwise provided herein and subject to the requirements hereof, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which an Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which an Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

         Holders of Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their businesses will not be required to file or serve any request for payment of such Claims, as such liabilities will be paid, performed or settled when due in accordance with the terms and conditions of the particular agreements governing such obligations.

             (c) Priority Tax Claims

         Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Priority Tax Claim, over a period not exceeding six
(6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

         3.2 Unimpaired Classes of Claims

             (a) Class 1:  Other Priority Claims

                 (i) Treatment

         On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, or (iii) the date on which such Class 1 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 1 Claim, each holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1 Claim (a) Cash equal to the unpaid portion of such Allowed Class 1 Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing. All Allowed Class 1 Claims which are not by their terms due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof.

                 (ii) Status

         Class 1 Claims are Unimpaired. Holders of the Claims in Class 1 shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

             (b) Class 2A: Other Secured Tax Claims

                 (i) Treatment

         Except to the extent that a holder of an Allowed Class 2A Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Class 2A Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2A Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Class 2A Claim, including any interest on such Allowed Class 2A Claims required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the date such Class 2A Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Class 2A Claim, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing. The Debtors' failure to object to any Class 2A Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or Reorganized Debtor or the value of any collateral.

         Each holder of an Allowed Class 2A Claim shall retain the Encumbrances (or replacement Encumbrances as may be contemplated under nonbankruptcy law) securing its Allowed Class 2A Claim as of the Effective Date until full and final payment of such Allowed Class 2A Claim is made as provided in the Plan, and upon such full and final payment, such Encumbrances shall be deemed null and void and shall be unenforceable for all purposes.

                 (ii) Status

         Class 2A Claims are Unimpaired. Holders of the Claims in Class 2A shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

             (c) Class 2B:  Other Secured Claims

                 (i) Treatment

         On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 2B Claim becomes an Allowed Class 2B Claim or (iii) the date on which such Class 2B Claim becomes due and payable pursuant to any agreement between a Debtor and the holder of an Allowed Class 2B Claim, each holder of an Allowed Class 2B Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2B Claim, at the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Class 2B Claim,
(b) Reinstatement of the legal equitable and contractual rights of the holder of such Allowed Class 2B Claim, subject to the provisions of Article VII of the Plan, or (c) such other treatment as the applicable Debtor and such holder shall have agreed in writing. The Debtors' failure to object to any Class 2B Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral.

                 (ii) Status

         Class 2B Claims are Unimpaired. Holders of the Claims in Class 2B shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

         3.3 Impaired Classes of Claims and Interests

             (a) Class 3: Convenience Claims

                 (i) Treatment

         On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, or (iii) the date on which such Class 3 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 3 Claim, each holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 3 Claim (a) Cash equal to the amount of such Allowed Class 3 Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

                 (ii) Election

         Any holder of a Claim in Class 6 that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

                 (iii) Status

         Class 3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 3 shall be entitled to vote to accept or reject the Plan.

             (b) Class 4:  Bank Holders Claims

                 (i) Treatment

         In full satisfaction, release and discharge of, and in exchange for, its Allowed Class 4 Claim, each holder of an Allowed Class 4 Claim shall receive the following:

         On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 4 Claim becomes an Allowed Class 4 Claim, or (iii) the date on which such Class 4 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 4 Claim, such holder's Pro Rata share of either:

         (a) if Class 4 accepts the Plan, (1) the Guarantee Settlement Payment, and (2) the portion of the Combined Net Distribution Package equal to the Class 4 Initial Distribution Percentage; or

         (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 4 Initial Distribution Percentage.

         In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 4 claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 4 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 4 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 4 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 4 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                 (ii) Status

         Class 4 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 4 shall be entitled to vote to accept or reject the Plan.

             (c) Class 5:  Bondholders Claims

                 (i) Treatment

         In full satisfaction, release and discharge of, and in exchange for, its Allowed Class 5 Claim, each holder of an Allowed Class 5 Claim who has complied with Section 8.8 of the Plan shall receive the following:

         On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, (ii) the date on which such Class 5 Claim becomes an Allowed Class 5 Claim, or (iii) the date on which such Class 5 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 5 Claim, such holder's Pro Rata share of either:

         (a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 5 Initial Distribution Percentage; or

         (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 5 Initial Distribution Percentage.

         In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 5 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 5 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 5 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 5 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                 (ii) Status

         Class 5 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 5 shall be entitled to vote to accept or reject the Plan.

             (d) Class 6:  General Unsecured Claims

                 (i) Treatment

         In full satisfaction, release and discharge of, and in exchange for, its Allowed Class 6 Claim, each holder of an Allowed Class 6 Claim shall receive the following:

         On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, (ii) the date on which such Class 6 Claim becomes an Allowed Class 6 Claim, or (iii) the date on which such Class 6 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 6 Claim, such holder's Pro Rata share of either:

         (a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 6 Initial Distribution Percentage; or

         (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 6 Initial Distribution Percentage.

         In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 6 Claim shall receive its Pro Rata share of the (i) Cash in an amount equal to the Class 6 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount to the Class 6 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 6 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 6 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                 (ii) Status

         Class 6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 6 shall be entitled to vote to accept or reject the Plan.

             (e) Class 7:  OC Asbestos Personal Injury Claims

                 (i) Treatment

         ALL CLASS 7 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF A CLASS 7 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 7 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

         Nothing contained in this Section 3.3(e) shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of a Class 7 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the Asbestos Personal Injury Trust, or the Litigation Trust.

                 (ii)     Status

         Class 7 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 7 shall be entitled to vote to accept or reject the Plan.

             (f) Class 8:  FB Asbestos Personal Injury Claims

                 (i) Treatment

         ALL CLASS 8 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF A CLASS 8 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 8 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

         Nothing contained in this Section 3.3(f) shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of a Class 8 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the Asbestos Personal Injury Trust, or the Litigation Trust.

                 (ii) Status

         Class 8 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 8 shall be entitled to vote to accept or reject the Plan.

             (g) Class 9:  FB Asbestos Property Damage Claims

                 (i) Treatment

         ALL CLASS 9 CLAIMS SHALL BE CHANNELED TO FB ASBESTOS PROPERTY DAMAGE TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT AND THE FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES. THE FB ASBESTOS PROPERTY DAMAGE TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 11.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF AN ALLOWED CLASS 9 CLAIM SHALL BE THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLASS 9 CLAIM AGAINST ANY FB PERSON. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE FB ASBESTOS PROPERTY DAMAGE TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

                 (ii) Status

         Class 9 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 9 shall be entitled to vote to accept or reject the Plan.

             (h) Class 10:  Intercompany Claims

                 (i) Treatment

         Under the Plan, on the Effective Date, all Intercompany Claims other than such Claims set forth in Schedule XIV, to be filed or amended at least five (5) Business Days prior to the Objection Deadline, shall be deemed cancelled and extinguished but solely for purposes of the Plan. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such Intercompany Claim pursuant to the Plan. Schedule XIV shall indicate the classification and/or treatment of the Claims set forth therein.

                 (ii) Status

         Class 10 Claims are Impaired. The holders of the Claims in Class 10 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                 (i) Class 11:  OCD Interests

                     (i)  Treatment

         On the Effective Date, all of the OCD Interests outstanding at the Effective Date shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such OCD Interests.

                     (ii) Status

         Class 11 Claims are Impaired. The holders of the Claims in Class 11 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

         3.4 Reservation of Rights Regarding Claims

         Except as otherwise expressly provided in the Plan, nothing will affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. Notwithstanding the substantive consolidation of the Debtors, the Claims against any particular Debtor that are Unimpaired shall remain the obligations solely of such Debtor and shall not become obligations of any other Debtor or Reorganized Debtor.

                                  ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

         4.1 Impaired Classes of Claims and Interests Entitled to Vote

         Subject to Sections 4.3 and 4.4 hereof, holders of Claims in each Impaired Class of Claims shall be entitled to vote as a Class to accept or reject the Plan.

         4.2 Acceptance by an Impaired Class

         Acceptance of the Plan by any Impaired Class of Claims shall be determined in accordance with the Voting Procedures Order and the Bankruptcy Code.

         4.3 Presumed Acceptances by Unimpaired Classes

         Classes 1, 2A and 2B are Unimpaired by the Plan. Under Section 1126(f) of the Bankruptcy Code, holders of Claims in Classes 1, 2A and 2B are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

         4.4 Classes Deemed to Reject the Plan

         Holders of Claims and Interests in Classes 10 and 11 are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, holders of Claims and Interests in Classes 10 and 11 are deemed to reject the Plan, and the votes of such Claim or Interest holders will not be solicited.

         4.5 Summary of Classes Voting on the Plan

         As a result of the provisions of Sections 4.1, 4.3 and 4.4 hereof, the votes of holders of Claims in Classes 3, 4, 5, 6, 7, 8 and 9 will be solicited with respect to the Plan.

         4.6 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

         To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Plan Proponents will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. The Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan or any exhibits or schedules attached to the Plan, including to amend or modify it to satisfy the requirements of
Section 1129(b) of the Bankruptcy Code, if necessary.

                                  ARTICLE V

                     MEANS FOR IMPLEMENTATION OF THE PLAN

         5.1 Continued Corporate Existence

         Following confirmation and consummation of the Plan, subject to the Restructuring Transactions (if any), the Reorganized Debtors will continue to exist as separate corporate entities in accordance with the laws of their respective states of incorporation and pursuant to their respective certificates or articles of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and bylaws are amended pursuant to the Plan. OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced prior to the Disclosure Statement Hearing and will be described in an amendment to the Plan.

         5.2 Cancellation of Debt and Debt Agreements

         (a) On the Effective Date, (i) the Debt shall be cancelled and extinguished and (ii) the obligations of the Debtors, CFSB as agent for the Bank Holders and the Pre-petition Indenture Trustees under the Debt Agreements shall be discharged. Notwithstanding the foregoing, each of the Pre-petition Bond Indentures shall continue in effect solely for the purposes of (x) allowing the Pre-petition Indenture Trustee to make distributions to holders of Allowed Class 5 Claims pursuant to the Plan and (y) permitting the Pre-petition Indenture Trustee to maintain any rights or liens it may have for fees, costs and expenses under its indenture or other agreement, but the foregoing shall not result in any expense or liability to any Reorganized Debtor other than as expressly provided for in the Plan.

         (b) No Reorganized Debtor shall have any obligations to any Pre-petition Indenture Trustee, agent or service (or to any disbursing agent replacing a Pre-petition Indenture Trustee, agent or service) for any fees, costs or expenses, except as expressly provided in the Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and immediately following the completion of distributions to holders of Claims in Class 5, the Pre-petition Indenture Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized Debtors.

         5.3 Cancellation of OCD Interests

         As of the Effective Date, by virtue of the Plan, and without any action necessary on the part of the holders thereof or any corporate action, except as specified in the Plan, all of the OCD Interests outstanding at the Effective Date shall be cancelled, extinguished and retired, and no consideration will be paid or delivered with respect thereto. Holders of OCD Interests shall not be required to surrender their certificates or other instruments evidencing ownership of such OCD Interests.

         5.4 Certificates of Incorporation and Bylaws

         The certificate or articles of incorporation and bylaws of each Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD will also include provisions (i) creating the New OCD Common Stock, (ii) stating any restrictions on the transfer of the New OCD Common Stock, and (iii), to the extent necessary or appropriate, effectuating the provisions of the Plan. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD shall be in substantially the forms of Exhibit A and Exhibit B, to be filed at least five (5) Business Days prior to the Objection Deadline.

         5.5 Exculpation and Limitation of Liability

         (a) No Claimant Released Party shall have or incur any liability to any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or other right of an equity security holder, or any other party in interest, or any Person claiming by or through them, or any of their respective Related Persons, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         (b) Notwithstanding any other provision herein, no Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or other right of an equity security holder, no person claiming by or through them, nor any of their respective Related Persons, shall have any right of action against any Claimant Released Party for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

         (c) The foregoing exculpation and limitation on liability shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by Reorganized Debtors pursuant to Section 5.10 of the Plan.

         5.6 Restructuring Transactions

         Subject to such approval of the Board of Directors of Reorganized OCD and the holders of New OCD Common Stock as may be required under the Amended and Restated Certificate of Incorporation of Reorganized OCD, the Amended and Restated By-Laws of Reorganized OCD and/or applicable non-bankruptcy law, on or after the Effective Date, any Reorganized Debtor may enter into Restructuring Transactions and may take such actions as may be necessary or appropriate to effect such Restructuring Transactions, as may be determined by such Reorganized Debtor to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms herein and that satisfy the applicable requirements of applicable law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms herein and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable law; and (iv) all other actions which the applicable entities may determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of all or certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations. OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced prior to the Disclosure Statement Hearing and will be described in an amendment to the Plan. On or prior to, or as soon as practicable after, the Effective Date, the Reorganized Debtors may take such steps as may be necessary or appropriate to effectuate Restructuring Transactions that satisfy the requirements set forth in this
Section 5.6.

         5.7 Issuance of New OCD Securities

         (a) On the Initial Distribution Date, Reorganized OCD shall issue for distribution in accordance with the terms of the Plan (i) the New OCD Common Stock, and (ii) Senior Notes in the Senior Notes Amount.

         (b) All of the shares of New OCD Common Stock issued as of the Effective Date, the Initial Distribution Date or the Final Distribution Date, as the case may be, will be fully paid and non-assessable.

         (c) The issuance of all of the New OCD Securities, and the distribution thereof, shall be exempt from registration under applicable securities laws pursuant to Section 1145 of the Bankruptcy Code.

         5.8 Litigation Trust

         On the Effective Date, the Reorganized Debtors will transfer and assign, or cause to be transferred and assigned to the Litigation Trust, all their right, title and interest in and to the Litigation Trust Assets.

         (a) Appointment of Litigation Trustee

         The Litigation Trustee for the Litigation Trust shall be designated by the Plan Proponents and approved by the Bankruptcy Court. On or prior to the date of the Disclosure Statement Hearing, the Plan Proponents shall file with the Bankruptcy Court a notice designating the Person they have selected as Litigation Trustee and seeking approval of such designation at the Confirmation Hearing. Once approved by the Bankruptcy Court, the Litigation Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Litigation Trust Agreement.

         (b) Transfer of Litigation Trust Assets to the Litigation Trust

         On the Effective Date, the Debtors shall irrevocably transfer the Litigation Trust Assets (except such assets as have been previously settled) to the Litigation Trust, for and on behalf of the beneficiaries of the Litigation Trust. Upon such transfer, the Debtors, the Disbursing Agent and the Reorganized Debtors shall have no further interests therein or rights or obligations with respect thereto other than the right of the Reorganized Debtors to recover the Litigation Trust Reimbursement Obligation as set forth in Section 5.8(e) hereof.

         (c) The Litigation Trust

            (i) Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Litigation Trust Agreement in the form of Exhibit C, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to five (5) Business Days prior to the Objection Deadline, shall become effective. The Litigation Trustee shall accept the Litigation Trust and sign the Litigation Trust Agreement as of the Effective Date and the Litigation Trust will then be deemed created and effective.

            (ii) The Litigation Trustee shall have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Litigation Trust Assets, to make distributions therefrom to the holders of Allowed Claims in Classes 4, 5, 6, and 7 and to pursue and settle any of the rights and claims with respect to the Litigation Trust Assets.

            (iii) All costs and expenses associated with the administration of the Litigation Trust, including those rights, obligations and duties described in this Section 5.8, shall be the responsibility of and paid by the Litigation Trust. Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Litigation Trustee and to representatives of the Litigation Trust reasonable access during normal business hours, upon reasonable notice, personnel and books and records of the Reorganized Debtors to enable the Litigation Trustee to perform the Litigation Trustee's tasks under the Litigation Trust Agreement and the Plan; provided, however, that the Reorganized Debtors shall not be required to make expenditures in response to such requests determined by them in good faith to be unreasonable.

            (iv) The Litigation Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary, in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of the Plan including, without limitation, the liquidation and distribution of Litigation Trust Assets.

            (v) For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust.

            (vi) The Litigation Trustee shall be responsible for filing all federal, state and local tax returns for the Litigation Trust.

            (vii) The Litigation Trustee may invest the corpus of the Litigation Trust in prudent investments in addition to those described in Section 345 of the Bankruptcy Code.

            (viii) The Litigation Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Litigation Trustee, the Bankruptcy Court shall designate a person to serve as successor Litigation Trustee.

         (d) Funding of the Litigation Trust

         The Debtors shall deliver the Litigation Trust Initial Deposit to the Litigation Trustee on the Effective Date. The Litigation Trustee shall use the Litigation Trust Initial Deposit consistent with the purpose of the Litigation Trust and subject to the terms and conditions of the Plan and the Litigation Trust Agreement.

         (e) Distributions of Litigation Trust Assets

         The Litigation Trustee shall make distributions of Litigation Trust Recoveries in accordance with the Litigation Trust Agreement. The Litigation Trust Agreement shall provide for distributions to be made as soon as practicable after receipt of Litigation Trust Recoveries as follows: (i) first, to pay the Litigation Trust Expenses; (ii) second, to repay the Litigation Trust Reimbursement Obligation until such time as the Litigation Trust Reimbursement Obligation is paid in full; and (iii) third, to (a) holders of Allowed Claims in each of Classes 4, 5, and 6 (and reserving for holders of Disputed Claims in each of such Classes) in accordance with Sections 3.3(b), 3.3(c) and 3.3(d) of the Plan, and, (b) the Asbestos Personal Injury Trust for distribution in accordance with Section 3.3(e) of the Plan.

         5.9 Revesting of Assets

         Pursuant to Section 1141(b) of the Bankruptcy Code, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Encumbrances, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.

         5.10 Rights of Action

         Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all rights, claims, causes of action, suits or proceedings accruing to the Debtors or the Estates pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without limitation, any avoidance or recovery actions under Sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and any suits or proceedings for recovery under any policies of insurance issued to or on behalf of the Debtors. Except to the extent such rights, title and interest in the Litigation Trust Assets are transferred and assigned to the Litigation Trust, the Reorganized Debtors shall be deemed the appointed representative to, and may pursue, litigate, compromise and settle any such rights, claims, causes of action, suits or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their respective successors who hold such rights. The Reorganized Debtors will transfer and assign, or cause to be transferred and assigned, all their right, title and interest in and to the Litigation Trust Assets to the Litigation Trust in accordance with Section 5.8, or, if deemed necessary, any right, title and interest in and to Litigation Trust Assets shall be pursued in the name of the Debtors or the Reorganized Debtors for the benefit of the Litigation Trust. Notwithstanding anything in the Plan to the contrary, the Debtors, upon such transfer and assignment, shall forgo any interest they may have in the Litigation Trust Assets, except with respect to the Litigation Trust Reimbursement Obligation.

         5.11 Effectuating Documents; Further Transactions

         The chairman of the OCD Board of Directors, the chief executive officer, chief restructuring officer, president, chief financial officer or any other appropriate officer of OCD or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions herein. The secretary or assistant secretary of OCD or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         5.12 Exemption from Certain Transfer Taxes

         Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers in the United States from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         5.13 Releases and Injunction Related to Releases

              (a) Releases by Debtors

         Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons will be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of the Debtors or Reorganized Debtors or their respective Estates or each of their respective Related Persons against (i) the Released Parties, (ii) the Pre-petition Indenture Trustees, (iii) the DIP Agent and the holders of DIP Facility Claims and (iv) the Persons who are Related Persons of Persons listed in clauses (ii) - (iv) above.

              (b) Releases by Holders of Claims and Interests

         Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability that is discharged or an Interest or other right of an equity security holder that is terminated, and each of their respective Related Persons will be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan, and any right or obligation of such holder under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that otherwise may be asserted against the Claimant Released Parties.

              (c)      Injunction Related to Releases

         Except as otherwise provided herein or in the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, each Person that has held, currently holds or may hold a Claim that is released pursuant to this Section 5.13 of the Plan or other obligation, suit, judgment, damages, debt, right, cause of action, liability, Interest or other right of an equity security holder released pursuant to this Section 5.13 of the Plan, and each other party in interest and each of their respective Related Persons are permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise on account of or based on the subject matter of any such released Claims or other released obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, to any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Encumbrance; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person released under Section 5.13(a) or
Section 5.13(b), as applicable; and (v) commencing or continuing in any manner, in any place of any action, which in any such case does not comply with or is inconsistent with the provisions of the Plan.

              (d) Injunction Relating to Hartford Entities

         Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Hartford Entities pursuant to Section VI of the Hartford Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently enjoined pursuant to 11 U.S.C. ss.105(a) from taking any action or seeking any recovery against or from any of the Hartford Entities that seeks to enforce any rights under, through or related to the Hartford Policies.

              (e)  Deemed Consent

         By voting to accept the Plan, each holder of a Claim will be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases and injunctions set forth in this Section 5.13.

              (f) No Waiver

         The release set forth in Subsection (a) of this Section 5.13 shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by Reorganized Debtors pursuant to the Plan.

         5.14 Permanent Injunctions and Asbestos Personal Injury Permanent Channeling Injunction

              (a) General Injunction

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons and any Person claiming by or through them, that have held, currently hold or may hold a Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability (other than a Demand) that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action against any of the Released Parties or Claimant Released Parties whether directly or indirectly, derivatively or otherwise for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any such discharged Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability, or terminated Interest or right of an equity security holder on account of, or based on the subject matter of, any such discharged Claims, obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or terminated Interests or rights of an equity security holder.

              (b) Asbestos Personal Injury Permanent Channeling Injunction

         PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE AND PURSUANT TO AND IN CONJUNCTION WITH THE CONFIRMATION ORDER, ALL PERSONS WILL BE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED AND ENJOINED FROM TAKING ANY ENJOINED ACTION, OR PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIM, EXCEPT IN CONFORMITY AND COMPLIANCE THEREWITH, AGAINST ANY PROTECTED PARTY OR PROPERTY OR INTERESTS IN PROPERTY OF ANY PROTECTED PARTY, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE, FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING OR RECEIVING PAYMENT OF, ON OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS (OTHER THAN PURSUANT TO THE PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT OR TO ENFORCE THE PROVISIONS OF THE PLAN).

              (c)  No Waiver

         Nothing contained in the Asbestos Personal Injury Permanent Channeling Injunction shall be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of an Asbestos Personal Injury Claim.

         5.15 Directors and Officers of Reorganized Debtors

              (a) Directors of Reorganized Debtors

                  (i) Appointment. The initial Board of Directors of Reorganized OCD shall consist of twelve (12) members. The majority of the initial Board of Directors shall be appointed by the Asbestos Claimants' Committee and the Future Claimants' Representative; and the remaining initial directors shall be appointed by the existing Board of Directors of OCD and shall include David T. Brown, the Chief Executive Officer of Reorganized OCD. The initial Board of Directors shall have at least three individuals who at that time would qualify under New York Stock Exchange rules and applicable laws as independent outside directors and who would be eligible to serve on the audit committee of the Board of Directors of an SEC-reporting public company and at least three individuals who would qualify as independent directors under Section 162(m) of the IRC eligible to serve on the committee of the Board of Directors responsible for matters of executive compensation. The identities of the members of the initial Board of Directors of Reorganized OCD shall be set forth in the Disclosure Statement. The boards of directors of the other Reorganized Debtors shall consist of directors as determined by the Plan Proponents. The Plan Proponents shall file with the Bankruptcy Court the identities of such board members on a date not less than five (5) Business Days prior to the Objection Deadline.

                  (ii) Terms. Commencing on the Effective Date, Reorganized OCD board members shall serve for initial terms set forth in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated By-Laws of Reorganized OCD, as approved in the Confirmation Order.

                  (iii) Vacancies. The procedures for filling any vacancy in the directorship prior to the expiration of the initial term shall be as set forth in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated By-Laws of Reorganized OCD, as approved in the Confirmation Order.

              (b) Officers of Reorganized Debtors

                  The existing senior officers of OCD who will serve initially in the same capacities after the Effective Date for Reorganized OCD shall be identified in the Disclosure Statement, and shall include David T. Brown as Chief Executive Officer. The executive officers of the other Reorganized Debtors shall consist of executive officers as determined by Reorganized OCD on the Effective Date or thereafter.


         5.16 Compensation and Benefit Programs

         (a) Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors as amended or modified, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for (i) executory contracts or plans specifically rejected pursuant to the Plan, and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors may pay all "retiree benefits" (as defined in Section 1114(a) of the Bankruptcy Code).

         (b) On the Effective Date, Reorganized OCD will adopt Management Arrangements to be determined at a later date and be incorporated into the Plan by amendment. On the Effective Date, management and designated employees of Reorganized OCD and the other Reorganized Debtors shall receive the benefits provided under such Management Arrangements on the terms and conditions provided for therein.

         5.17 Continuation of Certain Orders

         Notwithstanding anything in the Plan to the contrary, the Debtors will continue to pay any Claims authorized to be paid by an order of the Bankruptcy Court during the Chapter 11 Cases, pursuant to the terms and conditions of any such order.

         5.18 Exit Facility

         On or prior to the Effective Date, OCD and those Subsidiaries which are parties to the Exit Facility shall enter into all necessary and appropriate documentation to obtain, and in connection with, the Exit Facility.

                                  ARTICLE VI

      SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED CLAIMS
                   AND PROCESS FOR RESOLUTION OF KEY ISSUES

         6.1 Substantive Consolidation

         (a) The Debtors (but not the Fibreboard Insurance Settlement Trust) all shall be substantively consolidated for the purposes of voting, determining which Claims and Interests will be entitled to vote to accept or reject the Plan, confirmation of the Plan and the resultant discharge of and cancellation of Claims and Interests and distribution of assets, interests and other property under the terms herein. Subject to Section 5.6, substantive consolidation under the Plan will not result in the merger of or the transfer or commingling of any assets of any of the Debtors or Non-Debtor Subsidiaries, and, subject to Section 5.6, all assets (whether tangible or intangible) will continue to be owned by the respective Debtors or Non-Debtor Subsidiaries, as the case may be. In that regard, OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced prior to the Disclosure Statement Hearing and will be described in an amendment to the Plan.

         (b) On the Effective Date and for purposes set forth in Subsection
(a), (i) all assets and liabilities of each Subsidiary Debtor (excluding the Fibreboard Insurance Settlement Trust) will be treated as though they were merged into and with the assets and liabilities of OCD; (ii) except as otherwise provided in the Plan, no distributions will be made under the Plan on account of Intercompany Claims among any of the Debtors; (iii) all guarantees of the Debtors of the obligations of any other Debtor will be deemed eliminated, so that any claim against any such Debtor and any guarantee thereof executed by any other such Debtor and any joint or several liability of any of such Debtors will be deemed to be one obligation of the Debtors with respect to the consolidated estate. Such substantive consolidation will not (other than for purposes of the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect Restructuring Transactions as provided in
Section 5.6, (ii) Intercompany Claims, (iii) Subsidiary Interests or (iv) pre- and post-Petition Date guarantees that are required to be maintained in connection with executory contracts or unexpired leases that have been or will be assumed pursuant to the Plan.

                                 ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

         7.1 Assumed Contracts and Leases

         (a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion pending before the Bankruptcy Court as of the Confirmation Date to assume or reject such contract or lease or (iv) is listed on Schedule IV, to be filed at least five (5) Business Days prior to the Objection Deadline, as being an executory contract or unexpired lease to be rejected; provided, however, that the Plan Proponents reserve the right, at any time prior to the Confirmation Date, to amend Schedule IV to add or delete any unexpired lease or executory contract. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

         (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

         7.2 Payments Related to Assumption of Contracts and Leases

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtors or the assignee of a Debtor assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be. The Confirmation Order shall contain provisions for notices of proposed assumptions and proposed Cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. If no proposed Cure amount is proposed by the Debtors, it shall be presumed that the Debtors are asserting that no Cure amount is required to be paid under Section 365(b)(1) of the Bankruptcy Code.

         7.3 Rejected Contracts and Leases

         On the Effective Date, each executory contract and unexpired lease that is listed on Schedule IV, shall be rejected pursuant to Section 365 of the Bankruptcy Code. Each contract or lease listed on Schedule IV shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The Plan Proponents reserve their right, at any time prior to the Confirmation Date, to amend Schedule IV to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease (i) is not listed on Schedule IV, (ii) has not been previously rejected or (iii) is not subject to a motion to reject at the time of the Confirmation Date, such executory contract or unexpired lease shall be deemed assumed. Listing a contract or lease on Schedule IV shall not constitute an admission by a Debtor nor a Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder. Without limiting the foregoing, any agreement entered into prior to the Petition Date by or on behalf of the Debtors with a holder of an Asbestos Personal Injury Claim with respect to the settlement of any OC Asbestos Personal Injury Claim or FB Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of Section 365(a) of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code.

         7.4 Rejection Damages Bar Date

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed and served upon counsel to the Debtors, counsel to the Unsecured Creditors' Committee and counsel to the Asbestos Claimants' Committee, within thirty (30) days after service of the earlier of (i) notice of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

         7.5 Indemnification Obligations

         Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to
Section 365 of the Bankruptcy Code under the Plan and such obligations shall survive confirmation of the Plan, remain unaffected by the Plan and shall not be discharged or impaired by the Plan, irrespective of whether indemnification or reimbursement obligation is owed in connection with an event occurring before, on or after the Petition Date; provided, however, that, except as otherwise provided in this Plan, indemnification obligations that are not Indemnification Obligations within the meaning of Section 1.120 hereof shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code as of the Effective Date.

         7.6 Insurance Policies and Agreements

         (a) Assumed Insurance Policies and Agreements.

         The Debtors do not believe that the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, the Plan shall constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to
Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek rejection of such insurance policy or agreement or other available relief. In accordance with Section 10.3 of the Plan, the rights under the insurance policies and agreements constituting (i) the OC Asbestos Personal Injury Liability Insurance Assets shall, to the extent necessary, be deemed assigned to the OC Sub-Account of the Asbestos Personal Injury Trust as of the Effective Date and (ii) the FB Asbestos Property Damage Insurance Assets shall, to the extent necessary, be deemed assigned to the FB Asbestos Property Damage Trust as of the Effective Date, and, pursuant to Section 365 of the Bankruptcy Code, the Debtors shall have no further liability thereunder from and after June 18, 2001.

         (b) Rejected Insurance Policies and Agreements.

         To the extent that any or all of the insurance policies and agreements set forth on Schedule XI, to be filed no later than five (5) Business days prior to the Objection Deadline, are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies and agreements set forth on Schedule XI, and the entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute approval of such rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on Schedule XI is burdensome and that the rejection thereof is in the best interest of each Debtor, its estate, and all parties in interest in the Chapter 11 Cases.

         (c) Reservation of Rights.

         Nothing contained in the Plan, including this Section 7.6, shall constitute a waiver of any claim, right, or cause of action that the Debtors, the Asbestos Personal Injury Trust, the FB Asbestos Property Damage Trust, or the Reorganized Debtors, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

                                 ARTICLE VIII

                      PROVISIONS GOVERNING DISTRIBUTIONS

         8.1 Distributions for Claims Allowed as of the Initial Distribution
Date

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Initial Distribution Date shall be made on, or as soon as practicable after, the Initial Distribution Date. Notwithstanding anything herein to the contrary, distributions on account of (i) Class 7 and 8 Claims shall be made in accordance with the terms or conditions of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, and (ii) Class 9 Claims shall be made in accordance with the terms or conditions of the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 9.4 of the Plan. Notwithstanding the date on which any distribution of New OCD Securities is actually made to a holder of a Claim that is an Allowed Claim on the Initial Distribution Date , as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Initial Distribution Date.

         8.2 Interest on Claims

         Unless otherwise specifically provided for in the Plan, the Confirmation Order, or the Asbestos Personal Injury Trust Distribution Procedures, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         8.3 Distributions under the Plan

         (a) The Disbursing Agent or, in the case of the Bondholders Claims, the appropriate Pre-petition Indenture Trustee, shall make all distributions required under the Plan, except to holders of Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims. Asbestos Personal Injury Claims shall be satisfied in accordance with the distribution procedures described in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. FB Asbestos Property Damage Claims shall be satisfied in accordance with the distribution procedures described in the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

         (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent will be entitled to receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

         8.4 Record Date for Distributions to Holders of Bank Holders Claims and Bondholders Claims

         At the close of business on the Distribution Record Date, the transfer records for the Bank Holders Claims and Bondholders Claims will be closed, and there shall be no further changes in the record holders of Bank Holders Claims or Bondholders Claims. None of the Reorganized Debtors, the Disbursing Agent, if any, CSFB, as agent for the Bank Holders nor the applicable Pre-petition Indenture Trustee under the Pre-petition Bond Indenture for the Bondholders will have any obligation to recognize any transfer of Allowed Bank Holders Claims or Allowed Bondholders Claims, as applicable, occurring after the Distribution Record Date, and they will be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

         8.5 Means of Cash Payment

         Cash payments made pursuant to the Plan will be in United States funds by means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         8.6 Fractional New OCD Common Stock; Other Distributions

         (a) No fractional shares of New OCD Common Stock will be issued or distributed under the Plan. If any distribution pursuant to the Plan would otherwise result in the issuance of New OCD Common Stock that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (i) fractions of greater than one-half (1/2) shall be rounded to the next higher whole number, and (ii) fractions of one-half (1/2) or less shall be rounded to the next lower whole number. The total number of shares of New OCD Common Stock and the Senior Notes to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided for herein.

         (b) No consideration shall be provided in lieu of fractional shares that are rounded down. The Senior Notes will only be issued with a principal amount in multiples of $1,000 or integral multiples thereof. The principal amount of the Senior Notes that would have been distributed in amounts of other than $1,000 shall be rounded as follows: (i) amounts equal to or less than $500 shall be reduced to $0.00 and (ii) amounts greater than $500 shall be increased to $1,000.

         (c) In addition, the payment of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of the fraction to the nearest whole dollar (up and down), with half dollars rounded down.

         (d) The Disbursing Agent, or any agent or servicer, as the case may be, shall not make any payment of less than thirty dollars ($30.00) with respect to any Claim.

         8.7 Delivery of Distributions

         Distributions to holders of Allowed Claims in Classes 1, 2A, 2B, 3, 4, 5 and 6, shall be made by the Disbursing Agent or the applicable Pre-petition Indenture Trustee, as the case may be. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made until the Disbursing Agent (or Pre-petition Indenture Trustee as applicable) is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent (or the Pre-petition Indenture Trustee as applicable) shall be returned to the Reorganized Debtors until such distributions are claimed. All the claims for undeliverable distributions made by the Disbursing Agent or the Pre-petition Indenture Trustee, as the case may be, must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent, the Administrative Agent for the Bank Holders or any Pre-petition Indenture Trustee to attempt to locate any holder of an Allowed Claim.

         8.8 Surrender of Pre-petition Bonds

              (a) Pre-petition Bonds

         Except as provided in Section 8.8(b) hereof in connection with lost, stolen, mutilated or destroyed Pre-petition Bonds, each holder of an Allowed Claim evidenced by a Pre-petition Bond shall tender such Pre-petition Bond to the respective Pre-petition Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Pre-petition Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Pre-petition Bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Pre-petition Bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or Pre-petition Bonds to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Pre-petition Bonds shall be marked as cancelled and delivered by the respective Pre-petition Indenture Trustee to the Reorganized Debtors.

              (b) Lost, Mutilated or Destroyed Pre-petition Bonds

         In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of indebtedness or obligation of a Debtor evidenced by a Pre-petition Bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering the Pre-petition Bond, deliver to the Pre-petition Indenture Trustee (i) evidence satisfactory to the Pre-petition Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the Pre-petition Indenture Trustee to hold the Pre-petition Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Pre-petition Bond.

              (c) Failure to Surrender Cancelled Pre-petition Bonds

         Any holder of a Pre-petition Bond that fails to surrender or be deemed to have surrendered such Pre-petition Bond before the first (1st) anniversary of the Effective Date shall have its Claim for a distribution on account of such Pre-petition Bond discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective property.

              (d) Distributions upon Receipt of Pre-petition Bonds

         No distribution of property under the Plan shall be made to or on behalf of any such holders unless and until such Pre-petition Bond is received by the appropriate Pre-petition Indenture Trustee, or the unavailability of such Pre-petition Bond is established to the reasonable satisfaction of the appropriate Pre-petition Indenture Trustee or such requirement is waived by the Reorganized Debtors.

         8.9 Withholding and Reporting Requirements

         In connection with the Plan and all distributions thereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and backup withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions thereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

         8.10 Setoffs

         The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

                                  ARTICLE IX

                       PROCEDURES FOR RESOLVING DISPUTED,
            CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

         9.1 Prosecution of Objections to Certain Claims

         (a) Unless otherwise ordered by the Bankruptcy Court, only the Debtors, the Reorganized Debtors or the Disbursing Agent shall have the authority to file objections to settle, compromise, withdraw or litigate objections to Claims, other than with respect to (i) the applications for the allowance of compensation and reimbursement of expenses of professionals under
Section 330 of the Bankruptcy Code, (ii) Asbestos Personal Injury Claims, and
(iii) FB Asbestos Property Damage Claims.

         (b) From and after the Confirmation Date, the Reorganized Debtors or the Disbursing Agent may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         (c) All objections to Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, must be filed and served on the holders of such Claims by the Claims Objection Deadline. Nothing contained herein, however, shall limit the Debtors' or Reorganized Debtors' right to object to any Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims filed or amended after the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

         9.2 No Distributions Pending Allowance

         Notwithstanding any other provision in this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

         9.3 Disputed Distribution Reserve

         (a) The Disbursing Agent shall establish appropriate reserves for Disputed Claims by withholding the lesser of (i) 100% of distributions to which holders of Disputed Claims would be entitled under the Plan if such Disputed Claims were Allowed Claims, or (ii) such other amount as may be approved by the Bankruptcy Court.

         (b) On, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disbursing Agent, and the Disbursing Agent shall reserve for the account of each holder of a Disputed Claim, (i) Cash, Senior Notes, New OCD Common Stock, or such other property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim an Allowed Claim on such date, in the Face Amount thereof, or (ii) Cash, Senior Notes, New OCD Common Stock, or such other property of a lesser value as such holder and the Reorganized Debtors may agree. Cash, Senior Notes, New OCD Common Stock, or such other property reserved under this Section 9.3(b) shall be set aside and segregated by Class of Claims and, in the case of Cash, Cash dividends or Cash payments in respect thereof, to the extent practicable, held by the Disbursing Agent in an interest bearing escrow fund (which may be a single account for each Class, provided, that separate book entries for each Claim are maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of such Disputed Claims.

         9.4 Distributions on Account of Disputed Claims Once They are Allowed

         On each Quarterly Distribution Date, the Reorganized Debtor shall make payments and distributions from the reserve established for Disputed Claims to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. After the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, the Reorganized Debtors shall distribute to the holder of such Claim any property in the reserve established for Disputed Claims that would have been distributed to the holder of such claim had such Claim been an Allowed Claim. Such distributions will be made pursuant to the provisions of Article III governing the applicable Class. Holders of such Claims that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately Allowed, the amount of any dividends or other distributions received on account of the property in reserve between the Effective Date and the date such distribution is made to such holder of Claim.

                                  ARTICLE X

                       THE ASBESTOS PERSONAL INJURY TRUST

         10.1 The Asbestos Personal Injury Trust

         The Asbestos Personal Injury Trust is intended to be a "qualified settlement fund" within the meaning of Section 468B of the Internal Revenue Code. Pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust will have two separate sub-accounts: the OC Sub-Account and the FB Sub-Account. The purpose of the Asbestos Personal Injury Trust shall be to, among other things, (i) process, liquidate, and pay all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos Personal Injury Trust Distribution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the Asbestos Personal Injury Trust (including both the OC Sub-Account and the FB Sub-Account) for use in paying and satisfying Asbestos Personal Injury Claims. The Asbestos Personal Injury Trust shall comply in all respects with the requirements set forth in Section 524(g)(2)(B)(i) of the Bankruptcy Code.

         10.2 Appointment of Asbestos Personal Injury Trustees

         On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individuals selected jointly by the Asbestos Claimants' Committee and the Future Claimants' Representative (as identified in the Asbestos Personal Injury Trust Agreement), which individuals shall be appointed to serve as the Asbestos Personal Injury Trustees for the Asbestos Personal Injury Trust.

         10.3 Transfers of Property to the Asbestos Personal Injury Trust

         (a) Transfer of the Plan Consideration to the OC Sub-Account of the Asbestos Personal Injury Trust

         On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i)
(a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 7 Initial Distribution Percentage; or (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 7 Initial Distribution Percentage, and in addition and in any event,
(ii) the OC Asbestos Personal Injury Liability Insurance Assets and (iii) the OCD Insurance Escrow.

         On or as soon as reasonably practicable after the Final Distribution Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) Cash in an amount equal to the Class 7 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 7 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 7 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 7 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

         The Reorganized Debtors will also execute and deliver to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request to issue the Distributable Shares to be distributed to the Asbestos Personal Injury Trust in the name of the Asbestos Personal Injury Trust or a nominee and transfer and assign to the Asbestos Personal Injury Trust all other assets which constitute the assets of the Asbestos Personal Injury Trust.

         (b) Transfer of the Plan Consideration to the FB Sub-Account of the Asbestos Personal Injury Trust

         On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account the following: (i) the FB Reversions; (ii) the Committed Claims Account; and (iii) the FB Sub-Account Settlement Payment.

         The Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustees of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard Insurance Settlement Trust Assets, and (ii) any and all of the Fibreboard Insurance Settlement Trust's rights in the FB Reversions, to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter.

         The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustees of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets and the FB Reversions.

         (c) Transfer of Books and Records to the Asbestos Personal Injury
Trust

         On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos Personal Injury Trust and in accordance with written instructions provided to the Reorganized Debtors by the Asbestos Personal Injury Trust, the Reorganized Debtors will transfer and assign, and will use all commercially reasonable efforts to cause the trustees of the Fibreboard Insurance Settlement Trust to transfer and assign, to the Asbestos Personal Injury Trust all books and records of the Debtors and the Fibreboard Insurance Settlement Trust that pertain directly to Asbestos Personal Injury Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

         10.4 Assumption of Certain Liabilities by the Asbestos Personal Injury Trust

         (a) OC Asbestos Personal Injury Claims

         In consideration for the property transferred to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, the Asbestos Personal Injury Trust will assume all liability and responsibility for (i) all OC Asbestos Personal Injury Claims and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor. The Asbestos Personal Injury Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with (i) the OC Asbestos Personal Injury Liability Insurance Assets as a result of OC Asbestos Personal Injury Claims, (ii) asbestos-related personal injury claims against Persons insured under policies included in the OC Asbestos Personal Injury Liability Insurance Assets by reason of vendors' endorsements, or (iii) the indemnification provisions of settlement agreements that OC made prior to the Confirmation Date with any insurers, to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability for any of the foregoing.

         (b) FB Asbestos Personal Injury Claims

         In consideration for the property transferred to the Asbestos Personal Injury Trustees for allocation to the FB Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, the Asbestos Personal Injury Trust will assume all liability and responsibility for all FB Asbestos Personal Injury Claims and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor.

         10.5 Certain Property Held in Trust by the Reorganized Debtors or the Fibreboard Insurance Settlement Trust

         If and to the extent that any assets, claims, rights or other property of the Reorganized Debtors or of the Fibreboard Insurance Settlement Trust to be transferred to the Asbestos Personal Injury Trust, under applicable law or any binding contractual provision, cannot be effectively transferred, or if for any reason after the Effective Date the Reorganized Debtors or the trustees of the Fibreboard Insurance Settlement Trust, as the case may be, shall retain or receive any assets, claims, rights or other property that is owned by the Reorganized Debtors, the Debtors or the Fibreboard Insurance Settlement Trust (as the case may be) and is to be transferred pursuant to the Plan, then the Reorganized Debtors or the trustees of the Fibreboard Insurance Settlement Trust, as the case may be, shall hold such property (and any proceeds thereof) in trust for the benefit of the party entitled to receive the transfer of such asset under the Plan (or the benefit of such asset) and will take such actions with respect to such property (and any proceeds thereof) as such party entitled to receive the transfer of such asset under the Plan (or the benefit of such asset) shall direct in writing.

         10.6 Cooperation with Respect to Insurance Matters

         The Reorganized Debtors shall cooperate with the Asbestos Personal Injury Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (i) to provide the Asbestos Personal Injury Trust with copies of insurance policies and settlement agreements included within or relating to the OC Asbestos Personal Injury Liability Insurance Assets; (ii) to provide the Asbestos Personal Injury Trust with information necessary or helpful to the Asbestos Personal Injury Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims; and (iii) to execute further assignments or allow the Asbestos Personal Injury Trust to pursue claims relating to the OC Asbestos Personal Injury Liability Insurance Assets in its name (subject to appropriate disclosure of the fact that the Asbestos Personal Injury Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos Personal Injury Trust to obtain insurance coverage under the OC Asbestos Personal Injury Liability Insurance Assets for Asbestos Personal Injury Claims. The Asbestos Personal Injury Trust shall be obligated to compensate the Reorganized OCD for costs reasonably incurred in connection with providing assistance to the Asbestos Personal Injury Trust pursuant to this Section 10.6, including, without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

         10.7 Authority of the Debtors

         On the Confirmation Date, the Debtors will be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the Asbestos Personal Injury Trust Agreement.

                                  ARTICLE XI

                        FB ASBESTOS PROPERTY DAMAGE TRUST

         11.1 The FB Asbestos Property Damage Trust

         Effective as of the later of (i) the date the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement and (ii) the Effective Date, the FB Asbestos Property Damage Trust shall be created. The FB Asbestos Property Damage Trust is intended to be a "qualified settlement fund" within the meaning of Treasury Regulations Section 1.468B-1, et seq., promulgated under Section 468B of the IRC. The purpose of the FB Asbestos Property Damage Trust shall be to, among other things, (i) process, liquidate, and pay all FB Asbestos Property Damage Claims in accordance with the Plan, the FB Asbestos Property Damage Trust Distribution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the FB Asbestos Property Damage Trust for use in paying and satisfying FB Asbestos Property Damage Claims.

         11.2 Appointment of FB Asbestos Property Damage Trustee

         On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individual selected jointly by the Plan Proponents (as identified in the FB Asbestos Property Damage Trust Agreement), which individual shall be appointed to serve as the FB Asbestos Property Damage Trustee for the FB Asbestos Property Damage Trust.

         11.3 Transfer of Certain Property to the FB Asbestos Property Damage Trust

              (a)      Transfer of Books and Records

         On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the FB Asbestos Property Damage Trust and in accordance with written instructions provided to the Reorganized Debtors by the FB Asbestos Property Damage Trust, the Reorganized Debtors will transfer and assign to the FB Asbestos Property Damage Trust copies of all books and records of the Debtors that pertain directly to FB Asbestos Property Damage Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

         (b) Transfer of Certain Property to the FB Asbestos Property Damage
Trust

         On the later of the Effective Date and the date by which the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust.

         11.4 Assumption of Certain Liabilities by the FB Asbestos Property Damage Trust

         In consideration for the property transferred to the FB Asbestos Property Damage Trust pursuant to Section 11.3 hereof, and in furtherance of the purposes of the FB Asbestos Property Damage Trust and the Plan, the FB Asbestos Property Damage Trust shall assume all liability and responsibility for all FB Asbestos Property Damage Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor. The FB Asbestos Property Damage Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the FB Asbestos Property Damage Insurance Assets as a result of FB Asbestos Property Damage Claims, asbestos-related property damage claims against Persons insured under policies included in the FB Asbestos Property Damage Insurance Assets by reason of vendors' endorsements, or under the indemnity provisions of settlement agreements that the Debtors made with any insurers prior to the Confirmation Date to the extent that those indemnity provisions relate to FB Asbestos Property Damage Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability for any of the foregoing; provided, however, that such liability of the FB Asbestos Property Damage Trust shall be limited to the extent of the benefits of such Trust, as reasonably determined by the Trustee of such Trust, so that the Trust may elect to terminate such liability in the event that the Trustee determines the benefits of maintaining the insurance policies are no longer worth the costs.

         11.5 Cooperation with Respect to Insurance Matters

         The Reorganized Debtors shall cooperate with the FB Asbestos Property Damage Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (i) to provide the FB Asbestos Property Damage Trust with copies of insurance policies and settlement agreements included within or relating to the FB Asbestos Property Damage Insurance Assets; (ii) to provide the FB Asbestos Property Damage Trust with information necessary or helpful to the FB Asbestos Property Damage Trust in connection with its efforts to obtain insurance coverage for FB Asbestos Property Damage Claims; and (iii) to execute further assignments or allow the FB Asbestos Property Damage Trust to pursue claims relating to the FB Asbestos Property Damage Insurance Assets in its name (subject to appropriate disclosure of the fact that the FB Asbestos Property Damage Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the FB Asbestos Property Damage Trust to obtain insurance coverage under the FB Asbestos Property Damage Insurance Assets for FB Asbestos Property Damages Claims. The FB Asbestos Property Damage Trust shall be obligated to compensate the Reorganized Debtors for costs reasonably incurred in connection with providing assistance to the FB Asbestos Property Damage Trust pursuant to this
Section 11.5, including without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

         11.6 Authority of the Debtors

         On the Confirmation Date, the Debtors will be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the FB Asbestos Property Damage Trust Agreement.

                                 ARTICLE XII

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

         12.1 Conditions to Confirmation

         The Plan will not be confirmed, and the Confirmation Order will not be entered, until and unless the Confirmation Conditions set forth below have been satisfied or waived by the Plan Proponents. These Confirmation Conditions are designed to, inter alia, ensure that the Asbestos Personal Injury Permanent Channeling Injunction will be effective, binding and enforceable and will be based on the following general findings of the Bankruptcy Court, each of which will be contained in the Confirmation Order in form and substance acceptable to the Plan Proponents:

              (a) The Asbestos Personal Injury Permanent Channeling Injunction is to be implemented in connection with the Asbestos Personal Injury Trust and the Plan.

              (b) At the time of the order for relief with respect to OC and Fibreboard, OC and Fibreboard had been named as defendants in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

              (c) The Asbestos Personal Injury Trust, as of the Effective Date, will assume the liabilities of all of the OC Persons with respect to OC Asbestos Personal Injury Claims, and upon such assumption, the Reorganized Debtors and the OC Persons shall have no liability for any OC Asbestos Personal Injury Claims.

              (d) The Asbestos Personal Injury Trust, as of the Effective Date, will assume the liabilities of all of the FB Persons with respect to FB Asbestos Personal Injury Claims, and, upon such assumption, the Reorganized Debtors and the FB Persons shall have no liability for any FB Asbestos Personal Injury Claims.

              (e) The OC Sub-Account of the Asbestos Personal Injury Trust is to be funded in whole or in part with Cash, Senior Notes, New OCD Common Stock, the OCD Insurance Escrow, the OC Asbestos Personal Injury Liability Insurance Assets, distributable proceeds of the Litigation Trust Assets, and by the obligation of Reorganized OCD to make future payments, including dividends.

              (f) The FB Sub-Account is to be funded in whole or in part with the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions, the Committed Claims Account, and the FB-Sub-Account Settlement Payment.

              (g) The Asbestos Personal Injury Trust is to own, upon the Initial Distribution Date, a majority of the voting shares of Reorganized OCD.

              (h) In light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust on behalf of each Protected Party, the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any Protected Party.

              (i) Reorganized OCD and Reorganized Fibreboard are likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that gave rise to (a) OC Asbestos Personal Injury Claims and
(b) FB Asbestos Personal Injury Claims, respectively, that are addressed by the Asbestos Personal Injury Permanent Channeling Injunction.

              (j) The actual amounts, numbers, and timing of such Demands cannot be determined.

              (k) Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands.

              (l) The terms of the Asbestos Personal Injury Permanent Channeling Injunction, including any provisions barring actions against the Protected Parties pursuant to Section 524(g)(4)(A), are set forth in the Plan and in any disclosure statement supporting the Plan.

              (m) The Plan establishes, in Classes 7 and 8, separate Classes of claimants whose Claims are to be addressed by the Asbestos Personal Injury Trust.

              (n) Class 7 and Class 8 claimants have each voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

              (o) Pursuant to court orders or otherwise, the Asbestos Personal Injury Trust will operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of present Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos Personal Injury Trust will value, and be in a financial position to pay, present Claims and Demands that involve similar Claims in substantially the same manner.

              (p) The Future Claimants' Representative was appointed as part of the proceedings leading to the issuance of the Asbestos Personal Injury Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Asbestos Personal Injury Permanent Channeling Injunction and channeled to and assumed by the Asbestos Personal Injury Trust. The Future Claimants' Representative has in all respects fulfilled his duties, responsibilities, and obligations as the future representative in accordance with Section 524(g) of the Bankruptcy Code.

              (q) Identifying or describing each Protected Party in the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such Protected Party, in light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust by or on behalf of any such Protected Party.

              (r) The Plan complies in all respects with Section 524(g) of the Bankruptcy Code.

              (s) The Asbestos Personal Injury Trust is to use its assets and income to pay Asbestos Personal Injury Claims.

              (t) With respect to any Asbestos Personal Injury Claim that is Allowed by the Asbestos Personal Injury Trust in accordance with the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the Asbestos Personal Injury Trust in the Allowed amount of such Asbestos Personal Injury Claim.

              (u) With respect to any FB Asbestos Property Damage Claim that is Allowed in accordance with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures by the Bankruptcy Court, other court of competent jurisdiction or otherwise, such allowance shall establish the amount of legal liability against the FB Asbestos Property Damage Trust in the Allowed amount of such FB Asbestos Property Damage Claim.

              (v) The Plan and its Exhibits constitute a fair, equitable, and reasonable resolution of the liabilities of the Debtors for Asbestos Personal Injury Claims.

              (w) The Plan and its Exhibits, and the negotiations that led up to them, do not violate any obligation of the Debtors or breach any applicable insurance policy, agreement or contract of the Debtors, including, without limitation, obligations or duties to cooperate under any insurance policies, contracts or agreements, any management of claims provisions in any applicable insurance policies or agreements or contracts pertaining thereto, or any consent-to-assignment provisions of any applicable insurance policies, contracts or agreements, or any consent-to-settlement provisions of any applicable insurance policies, agreement or contract of the Debtors, and the discharge and release of Claims as provided herein shall neither diminish nor impair the enforceability of any such insurance policies, contracts or agreements.

              (x) The Debtors do not need the consent of their insurers to transfer the OC Asbestos Personal Injury Liability Insurance Assets to the OC Sub-Account of the Asbestos Personal Injury Trust. Alternatively, the Debtors' insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to such transfer under the circumstances would be unreasonable.

              (y) The Debtors do not need the consent of their insurers to transfer the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. Alternatively, the Debtors' insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to the transfer under the circumstances would be unreasonable.

              (z) The Plan and its Exhibits do not materially increase any insurer's risk of providing coverage for asbestos-related liabilities under the relevant insurance policies, settlement agreements, and/or contracts with respect thereto as compared to the risk that otherwise was being borne by the insurers prior to the Effective Date.

              (aa) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the OC Asbestos Personal Injury Liability Insurance Assets, the OC Sub-Account of the Asbestos Personal Injury Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the OC Asbestos Personal Injury Liability Insurance Assets so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos Personal Injury Trust's obligations to defend, resolve and satisfy Asbestos Personal Injury Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the OC Asbestos Personal Injury Liability Insurance Assets, the Asbestos Personal Injury Trust Agreement, or the Asbestos Personal Injury Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

              (bb) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the FB Asbestos Property Damage Insurance Assets, the FB Asbestos Property Damage Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the FB Asbestos Property Damage Insurance Assets so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the FB Asbestos Property Damage Trust's obligations to defend, resolve and satisfy FB Asbestos Property Damage Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the FB Asbestos Property Damage Insurance Assets, the FB Asbestos Property Damage Trust Agreement, or the FB Asbestos Property Damage Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

              (cc) All insurers of the Debtors affording insurance coverage that is the subject of the OC Asbestos Personal Injury Insurance Assets and all insurers of the Debtors whose policies provide coverage for the FB Asbestos Property Damage Claims have been given notice and an opportunity to be heard on matters relating to the Plan and its Exhibits, and are bound by the Plan and its Exhibits and the findings of fact and conclusions of law set forth in the Confirmation Order.

              (dd) If an Impaired Class of Claims votes to reject the Plan, the sum of the Class 7 Aggregate Amount and the Class 8 Aggregate Amount as determined by the Bankruptcy Court and the District Court shall be an amount not less than $16 billion prior to the deductions of (a) the OCD Insurance Escrow, (b) the OC Asbestos Personal Injury Liability Insurance Assets, (c) the Existing Fibreboard Insurance Settlement Trust Assets, (d) the FB Reversions and (e) the Committed Claims Account.

              (ee) Class 6 Claims shall be Allowed or estimated in such maximum aggregate amount as the Plan Proponents shall agree and have filed at least five (5) Business Days prior to the Objection Deadline.

         12.2 Conditions to Effective Date

         The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with
Section 12.3 of the Plan:

              (a) The Confirmation Order shall have been entered, shall have become a Final Order, shall be in form and substance reasonably satisfactory to the Plan Proponents.

              (b) The Asbestos Personal Injury Permanent Channeling Injunction shall be in full force and effect.

              (c) All agreements or other instruments which are exhibits to the Plan shall be in form and substance reasonably acceptable to the Plan Proponents and shall have been executed and delivered.

              (d) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

              (e) The Asbestos Personal Injury Trustees shall have accepted their appointment as Asbestos Personal Injury Trustees and shall have executed the Asbestos Personal Injury Trust Agreement.

              (f) The individuals designated to serve as members of the TAC shall have accepted their appointment as TAC members.

              (g) The Future Claimants' Representative shall have agreed to continue to serve in such capacity following the Confirmation Date.

              (h) The PLR with respect to the qualification of the trust formed pursuant to Section 524(g) of the Bankruptcy Code described therein as a "qualified settlement fund" within the meaning of Treasury Regulations
Section 1.468B-1, et seq., promulgated under Section 468B of the IRC, shall not have been cancelled, withdrawn or revoked and shall remain in full force and effect. Alternatively, the Reorganized Debtors shall have received an opinion of counsel with respect to the tax status of the Asbestos Personal Injury Trust as a "qualified settlement fund" reasonably satisfactory to the Plan Proponents, and, (i) if Class 4 accepts the Plan, the Bank Holders, and/or (ii) if Class 6 accepts the Plan, the Unsecured Creditors' Committee.

              (i) The FB Asbestos Property Damage Trustee shall have accepted his appointment as FB Asbestos Property Damage Trustees and shall have executed the FB Asbestos Property Damage Trust Agreement.

              (j) The Reorganized Debtors shall have entered into and shall have credit availability under the Exit Facility in an amount sufficient to meet the needs of Reorganized Debtors, as determined by the Plan Proponents.

              (k) Each of the Exhibits shall be in form and substance acceptable to the Plan Proponents.

              (l) The Existing Fibreboard Insurance Settlement Trust Assets will be irrevocably assigned and transferred on the Effective Date to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, or the Existing Fibreboard Insurance Settlement Trust Assets will be treated in accordance with Section 10.5.

         12.3 Waiver of Conditions

         Notwithstanding anything contained in Section 12.2 hereof, the Plan Proponents reserve, in their sole discretion, the right, with the written consent of (i) if Class 4 accepts the Plan, the Bank Holders, and/or (ii) if Classes 4, 5 and 6 all accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of a condition precedent set forth in this section may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Plan Proponents decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in the manner set forth above, then the Plan Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

                                 ARTICLE XIII

                           RETENTION OF JURISDICTION

         13.1 Exclusive Jurisdiction of the Bankruptcy Court and District
Court

         Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the District Court, together with the Bankruptcy Court to the extent of any reference made to it by the District Court and the Reference Order, will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, jurisdiction to:

              (a) interpret, enforce, and administer the terms of the Asbestos Personal Injury Trust Agreement (including all annexes and exhibits thereto), and the restrictions on transfer of New OCD Common Stock and Asbestos Personal Injury Claims contained in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Confirmation Order;

              (b) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (other than an Asbestos Personal Injury Claim and an FB Asbestos Property Damage Claim) or Interest not otherwise Allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

              (c) hear and determine all applications for compensation and reimbursement of expenses of professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

              (d) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

              (e) effectuate performance of and payments under the provisions herein;

              (f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

              (g) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions herein and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

              (h) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

              (i) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

              (j) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

              (k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

              (l) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

              (m) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

              (n) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

              (o) hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

              (p) hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

              (q) hear and determine such other matters as may be provided in or that may arise in connection with the Plan, Confirmation Order, the Claims Trading Injunction, the Asbestos Personal Injury Permanent Channeling Injunction, or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

              (r) enter a final decree closing the Chapter 11 Cases; and

              (s) to hear and determine all objections to the termination of the Asbestos Personal Injury Trust and/or the FB Asbestos Property Damage Trust.

         13.2 Continued Reference to the Bankruptcy Court

         Notwithstanding entry of the Confirmation Order and/or the occurrence of the Effective Date, the reference to the Bankruptcy Court pursuant to the Reference Order shall continue, but subject to any modifications or withdrawals of the reference specified in the Confirmation Order, Reference Order, Case Management Order or other Order of the District Court; provided, however, that nothing in this Plan, the Reference Order or other Order shall affect the procedures established pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust Distribution Procedures, the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

                                 ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1 Professional Fee Claims

         All final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including the professionals seeking compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date in connection with the Chapter 11 Cases, pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Unsecured Creditors' Committee, the Asbestos Claimants' Committee, the Future Claimants' Representative, the advisors to the Bank Holders' sub-committee and the advisors to the Bondholders' and trade creditors' sub-committee prior to the Effective Date and Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel not later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting professional or other entity not later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         14.2 Administrative Claims Bar Date

         All requests for payment of an Administrative Claim (other than as set forth in Sections 3.1 and 14.1 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors not later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

         14.3 Payment of Statutory Fees

         All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid on or before the Effective Date. After the Effective Date, the Reorganized Debtors shall pay all required fees pursuant to Section 1930 of title 28 of the United States Code or any other statutory requirement and comply with all statutory reporting requirements.

         14.4 Modifications and Amendments

         The Plan Proponents may alter, amend or modify the Plan or any exhibits or schedules thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Plan Proponents may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

         14.5 Severability of Plan Provisions

         If, prior to the Confirmation Date, any term or provision herein is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision herein, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         14.6 Successors and Assigns

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

         14.7 Compromises and Settlements

         Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors may compromise and settle various Claims (other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims) against them and/or claims that they may have against other Persons. The Debtors shall have the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to the provisions of Article V of the Plan.

         14.8 Corrective Action

         The Debtors are authorized to take such actions as necessary and appropriate to carry out the Plan, including the correction of mistakes or other inadvertent action. In making distributions or transfers under the Plan, the Debtors may seek return of transfers to the extent of any errors, notwithstanding that the transfer is otherwise irrevocable under the Plan.

         14.9 Discharge of the Debtors

              (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan and the treatment of the Claims thereunder will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, relating to the Debtors or the Reorganized Debtors or their respective Estates, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder of any nature whatsoever, including, without limitation, liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or
(c) the holder of a Claim based upon such debt voted to accept the Plan and
(ii) terminate all rights and interests of holders of OCD Interests.

              (b) As of the Confirmation Date, except as otherwise provided herein or in the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective Related Persons any other or further Claims or other obligations, suits, judgments, damages, debts, Demands, rights, causes of action or liabilities or Interests or other rights of an equity security holder relating to the Debtors or the Reorganized Debtors or their respective Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as otherwise provided herein or in the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities (other than Demands) or Interests or other rights of an equity security holder against the Debtors or the Reorganized Debtors or their respective Estates and termination of all OCD Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors or their respective Estates at any time, to the extent that such judgment relates to a discharged Claim or terminated OCD Interest.

         14.10 Special Provisions for Warranty Claims, Distributorship Indemnification Claims and Product Coupon Claims

              (a) The Debtors shall have the right after the Confirmation Date to fulfill any pre-Petition Date and pre-Confirmation Date warranty claims based on the Debtors' business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

              (b) The Debtors shall have the right after the Confirmation Date to fulfill any pre-Petition Date product coupons issued in settlement of asbestos property damage actions based on the Debtors' business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

              (c) The Debtors shall have the right after the Confirmation Date to fulfill any pre-Petition Date and pre-Confirmation Date distributorship indemnification claims that are not Asbestos Personal Injury Claims or FB Asbestos Property Damage Claims based on the Debtors' business judgement notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

        14.11    Committees and Future Claimants' Representative

              (a) Committees

              On the Effective Date, each of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee will dissolve and its respective members will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases, except for the purpose of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date. The professionals retained by each of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee and the respective members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except (i) as authorized in the preceding sentence or (ii) to the extent such services are rendered in connection with the hearing on final allowances of compensation pursuant to Section 330 of the Bankruptcy Code.

              (b) Future Claimants' Representative

              On the Effective Date, the existence of the Future Claimants' Representative and his rights to ongoing reimbursement of expenses and the rights of his professionals to ongoing compensation and reimbursement of expenses shall continue after the Effective Date only for (i) the purposes set forth in the Asbestos Personal Injury Trust Agreement and the annexes thereto and (ii) the purposes of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date, and shall otherwise terminate on the Effective Date.

         14.12 Binding Effect

         The Plan will be binding upon and inure to the benefit of each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons and any Person claiming by or through them, and any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or any right of an equity security holder, against or in the Debtors whether or not such Person will receive or retain any property or interest in property under the Plan and each of their respective successors and assigns; in each case, including, without limitation, all parties-in-interest in the Chapter 11 Cases.

         14.13 Revocation, Withdrawal, or Non-Consummation

         The Plan Proponents reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Plan Proponents revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person,
(b) prejudice in any manner the rights of the Plan Proponents, any Debtor or any Person in any further proceedings involving a Debtor, or (c) constitute an admission of any sort by the Plan Proponents, any Debtor or any other Person.

         14.14 Plan Exhibits

         Any and all exhibits to the Plan or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to the Objection Deadline, unless the Plan provides otherwise. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 14.15 of the Plan. The Plan Proponents explicitly reserve the right to modify or make additions to or subtractions from any schedule to the Plan and to modify any exhibit to the Plan prior to the Objection Deadline.

         14.15 Notices

         Any notice, request or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor or the Plan Proponents under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service,
(d) first-class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  OWENS CORNING
                  One Owens Corning Parkway
                  Toledo, OH 43659
                  Att'n:  Corporate Secretary
                  Telephone: (419) 248-7201
                  Facsimile: (419) 248-8445

                  with a copy to:

                  Law Department
                  OWENS CORNING
                  One Owens Corning Parkway
                  Toledo, OH 43659
                  Telephone:  (419) 248-8650
                  Facsimile:  (419) 325-4650

                  SAUL EWING LLP
                  222 Delaware Avenue
                  P.O. Box 1266
                  Wilmington, DE 19899-1266
                  Att'n:  Norman L. Pernick, Esq.
                  Telephone:  (301) 421-6800
                  Facsimile:  (301) 421-6813

                  100 South Charles Street
                  Baltimore, MD 21201-2773
                  Att'n:  Charles O. Monk II, Esq.
                  Telephone:  (410) 332-8600
                  Facsimile:  (410) 332-8862

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                  Four Times Square
                  New York, NY 10036-6522
                  Att'n:  Ralph Arditi, Esq.
                          D.J. Baker, Esq.
                  Telephone: (212) 735-3000
                  Facsimile: (212) 735-2000

         Asbestos Claimants' Committee:

                  CAPLIN & DRYSDALE, CHARTERED
                  399 Park Avenue
                  New York, NY 10022-4614
                  Att'n:  Elihu Inselbuch, Esq.
                  Telephone: (212) 319-7125
                  Facsimile: (212) 644-6755

                  Peter Van N. Lockwood
                  Julie W. Davis
                  One Thomas Circle, N.W.
                  Washington, D.C. 20005
                  Telephone: (202) 862-5000
                  Facsimile: (202) 420 -3301


                  CAMPBELL & LEVINE, LLC
                  Chase Manhattan Centre
                  1201 N. Market Street
                  15th Floor
                  Wilmington, DE 19801
                  Att'n:  Marla Eskin, Esq.
                  Telephone: (302) 426-1900
                  Facsimile: (302) 426-9947

         Future Claimants'  Representative:

                  James J. McMonagle
                  Vorys Sater Seymour & Pease LLP
                  2100 One Cleveland Center
                  1375 E. Ninth Street
                  Cleveland, OH  44114
                  Telephone: (216) 479-6158 (office)
                  Facsimile: (216) 937-3734 (office)
                  with a copy to:

                  KAYE SCHOLER LLP
                  425 Park Avenue
                  New York, NY 10022
                  Att'n:  Michael J. Crames Esq.
                  Telephone:  (212) 836-8000
                  Facsimile:  (212) 836-7151

                  YOUNG CONAWAY STARGATT & TAYLOR, LLP
                  P.O. Box 391
                  The Brandywine Building
                  1000 West Street, 17th Floor
                  Wilmington, DE 19801
                  Att'n:  James L. Patton, Jr., Esq.
                  Telephone: (302) 571-6684
                  Facsimile: (302) 571-1253

         14.16 Term of Injunctions or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

Dated:  March 28, 2003

SAUL EWING LLP                             OWENS CORNING, et al.
                                           (for itself and on behalf of the
                                           Subsidiary Debtors)

By: /s/Norman L. Pernick                   By: /s/Stephen K. Krull
   ____________________________               ____________________________
Norman L. Pernick (I.D. # 2290)            Name:  Stephen K. Krull
222 Delaware Avenue                        Title: Senior Vice President
P.O. Box 1266                                     General Counsel and Secretary
Wilmington, DE 19899-1266
(302) 421-6800                             SKADDEN, ARPS, SLATE, MEAGHER
                                           & FLOM LLP
Charles O. Monk, II                        Ralph Arditi
Irving E. Walker                           D.J. Baker
Jay A. Shulman                             Four Times Square
100 South Charles Street                   New York, NY 10036-6522
Baltimore, MD 21201-2773                   (212) 735-3000
(410) 332-8600

                                           Special Counsel to Debtors
Attorneys for the Debtors and              and Debtors-in-Possession
Debtors-in-Possession

KAYE SCHOLER LLP
Michael J. Crames                          CAPLIN & DRYSDALE, CHARTERED
Andrew A. Kress                            Elihu Inselbuch
Edmund M. Emrich                           399 Park Avenue
425 Park Avenue                            New York, NY 10022
New York, NY 10022                         (212) 319-7125
(212) 836-8000

                                           Peter Van N. Lockwood
YOUNG, CONAWAY,                            Julie W. Davis
STARGATT & TAYLOR LLP                      One Thomas Circle, N.W.
                                           Washington, D.C. 20005
By: /s/Edwin J. Harron                     (202) 862-5000
   ____________________________
Edwin J. Harron (I.D. # 3396)              CAMPBELL & LEVINE
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391                               By: /s/Mark T. Hurford
Wilmington, DE 19899-0391                     ____________________________
(302) 571-6600                             Mark T. Hurford (I.D. # 3299)
                                           Chase Manhattan Center
Attorneys for James J. McMonagle,          15th Floor
Legal Representative for Future Claimants  1201 Market Street
                                           Wilmington, DE 19899
                                           (302) 426-1900

                                           Attorneys for the Official
                                           Committee of Asbestos Claimants

                                   Schedule I
                         Schedule of Subsidiary Debtors

CDC Corporation
Engineered Yarns America, Inc.
Exterior Systems, Inc.
Falcon Foam Corporation
Fibreboard Corporation
HOMExperts LLC
Integrex
Integrex Professional Services LLC
Integrex Testing Systems LLC
Integrex Supply Chain Solutions LLC
Integrex Ventures LLC
Jefferson Holdings, Inc.
Owens-Corning Fiberglas Technology Inc.
Owens Corning HT, Inc.
Owens-Corning Overseas Holdings, Inc.
Owens Corning Remodeling Systems, LLC
Soltech, Inc.

                                  Schedule II
                         List of Non-Debtor Subsidiaries


Commercial Owens Corning Chile Limitada
Crown Manufacturing Inc.
Engineered Pipe Systems, Inc.
EPS Holding AS
Eric Company
European Owens-Corning Fiberglas, S.A.
Flowtite Offshore Services Ltd.
Goodman Ventures, Inc.
IPM, Inc.
LMP Impianti Srl
Norske EPS Botswana AS
OC (Belgium) Holdings, Inc.
OC Celfortec Inc.
O.C. Funding B.V.
OCW Acquisition Corporation
Owens-Corning Britinvest Limited
Owens-Corning Capital Holdings I, Inc.
Owens-Corning Capital Holdings II, Inc.
Owens-Corning Capital L.L.C.
Owens-Corning Cayman Limited
Owens-Corning Fiberglas Deutschland GmbH
Owens-Corning Fiberglas (G.B.) Ltd.
Owens-Corning Fiberglas Espana, S.A.
Owens-Corning Fiberglas France S.A.
Owens-Corning Fiberglas Norway A/S
Owens-Corning Fiberglas S.A.
Owens-Corning Fiberglas Sweden Inc.
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.
Owens-Corning FSC, Inc.
Owens-Corning Funding Corporation
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.
Owens-Corning Holdings Limited
Owens-Corning Real Estate Corporation
Owens-Corning (Sweden) AB
Owens-Corning Veil Netherlands B.V.
Owens-Corning Veil U.K. Ltd.
Owens Corning (Anshan) Fiberglass Co., Ltd.
Owens Corning Argentina Sociedad de Responsabilidad Limitada
Owens Corning Australia Pty. Limited
Owens Corning Building Materials Espana, S.A.
Owens Corning Canada Inc.
Owens Corning Cayman (China) Holdings
Owens Corning (China) Investment Company, Ltd.
Owens Corning Commercial Insulation Systems, LLC
Owens Corning Composites Italia S.r.l.
Owens Corning Composites SPRL
Owens Corning Espana SA
Owens Corning Fiberglas A.S. Limitada
Owens Corning (India) Limited
Owens Corning (Japan) Ltd.
Owens Corning Integrated Acoustic Systems, LLC
Owens Corning Korea
Owens Corning Mexico, S.A. de C.V.
Owens Corning (Nanjing) Foamular Board Co. Ltd.
Owens Corning NRO Inc.
Owens Corning NRO II Inc.
Owens Corning (Shanghai) Fiberglas Co., Ltd.
Owens Corning (Singapore) Pte Ltd.
Owens Corning VF Holdings, Inc.
Palmetto Products, Inc.
Quest Industries, LLC
Scanglas Ltd.
Trumbull Asphalt Co. of Delaware
Vytec Corporation
Wall Technology, Inc.
Willcorp,Inc.
Wrexham A.R. Glass Ltd.

                                   Schedule V
             Schedule of Avoidance Actions Commenced by the Debtors

Owens Corning, et al. v. A.C. Leadbetter & Son, Inc. (Case No. A-02-5810).

Owens Corning, et al. v. AT Plastics Corporation (Case No. A-02-5811).

Owens Corning, et al. v. Nextiraone, LLC, f/k/a Williams Communications Solutions, LLC and Williams Communications, LLC f/k/a Williams Communications Solutions, LLC (Case No. A-02-5817).

Owens Corning and Fibreboard Corporation v. John D. Roach, et al. (Case No. A-02-5826).

Owens Corning v. Bank of America Corp. (Case No. A-02-5819).

Owens Corning v. Sanford C. Bernstein & Co. LLC, et al. (Case No. A-02-5820).

Owens Corning v. The Northern Trust Company (Case No. A-02-5818).

Owens Corning, et al. v. Credit Suisse First Boston, et al. (Case No.
A-02-5829).

Owens Corning, Fibreboard Corporation and Integrex v. The Estate of David T. Cobb and Official Committee of Unsecured Creditors (Case No. A-02-5832).

Owens Corning, Fibreboard Corporation and Integrex v. Duke Law Firm, P.C. and Official Committee of Unsecured Creditors (Case No. A-02-5875).

Owens Corning, Fibreboard Corporation and Integrex v. Ness Motley Loadholt Richardson & Poole, Ness Motley LLC and Official Committee of Unsecured Creditors (Case No. A-02-5830).

Owens Corning, Fibreboard Corporation and Integrex v. Lewis & Lewis, P.A., Michael T. Lewis and Official Committee of Unsecured Creditors (Case No. A-02-5876).

Owens Corning, Fibreboard Corporation and Integrex v. Terrence M. Johnson, Esquire and Official Committee of Unsecured Creditors (Case No. A-02-5872).

Owens Corning, Fibreboard Corporation and Integrex v. Law Office of Peter T. Nicholl and Official Committee of Unsecured Creditors (Case No. A-02-5879).

Owens Corning, Fibreboard Corporation and Integrex v. Peyton Parenti & Whittington, Peyton Law Firm and Official Committee of
Unsecured Creditors (Case No. A-02-5831).

Owens Corning, Fibreboard Corporation and Integrex v. Provost Umphrey Law Firm LLP and Official Committee of Unsecured Creditors (Case No. A-02-5873).

Owens Corning, Fibreboard Corporation and Integrex v. Reaud, Morgan & Quinn, Inc., The Reaud Law Firm and Official Committee of Unsecured Creditors (Case No. A-02-5874).

Owens Corning, Fibreboard Corporation and Integrex v. Roxie Huffman Viator and Official Committee of Unsecured Creditors (Case No. A-02-5871).

Owens Corning, Fibreboard Corporation and Integrex v. Vonachen, Lawless, Trager & Slevin and Official Committee of Unsecured Creditors (Case No. A-02-5878).

                                  Schedule XII
                          Combined Distribution Package

The Combined Distribution Package consists of:

1. Available Cash, less $7 million in Cash as the Cash component of the FB Sub-Account Settlement Payment;

2. Senior Notes in the aggregate principal amount of $1,400 million, less the sum of (a) the amount of any deferred portion of the Allowed Priority Tax Claims and (b) Senior Notes in the aggregate principal amount of $63 million as the Senior Notes component of the FB Sub-Account Settlement Payment;

3. 76 million shares of New OCD Common Stock, with an estimated value of $1,900 million, less 2.8 million shares, with an estimated value of $70 million, as the New OCD Common Stock component of the FB Sub-Account Settlement Payment; and

4.   The Litigation Trust Recoveries.

                                  Schedule XIII
                        Combined Net Distribution Package

The Combined Net Distribution Package consists of:

1. Available Cash, less the sum of (a) $20 million in Cash as the Cash component of Guarantee Settlement Payment and (b) $7 million in Cash as the Cash component of the FB Sub-Account Settlement Payment;

2. Senior Notes in the aggregate principal amount of $1,400 million, less the sum of (a) the amount of any deferred portion of the Allowed Priority Tax Claims, (b) Senior Notes in the aggregate principal amount of $180 million as the Senior Notes component of the Guarantee Settlement Payment and (c) Senior Notes in the aggregate principal amount of $63 million as the Senior Notes component of the FB Sub-Account Settlement Payment;

3. 76 million shares of New OCD Common Stock, with an estimated value of $1,900 million, less the sum of (a) 8 million shares of New OCD Common Stock, with an estimated value of $200 million, as the New OCD Common Stock component of the Guarantee Settlement Payment and (b) 2.8 million shares of New OCD Common Stock, with an estimated value of $70 million, as the New OCD Common Stock component of the FB Sub-Account Settlement Payment; and

4.   The Litigation Trust Recoveries.

                                 SCHEDULE XVI

Insurer                                                     Policy Period                     Policy Number
-------                                                     -------------                     -------------
Lloyd's of London                                 Sept. 15, 1950 to Sept. 15, 1953            564/155055
Lloyd's of London                                 Sept. 15, 1953 to Sept. 15, 1956            564/477688
Lloyd's of London                                 Sept. 15, 1953 to Sept. 15, 1954            53/8540D
Lloyd's of London                                 Sept. 15, 1954 to Sept. 15, 1955            54/83850
Lloyd's of London                                 Sept. 15, 1955 to Sept. 15, 1956            55/7871D
Employers Reinsurance Corp.                       Sept. 15, 1956 to Sept. 15, 1959            C-2033
Lloyd's of London                                 Sept. 15, 1956 to Sept. 15, 1959            564/500671
Lloyd's of London                                 Sept. 15, 1956 to Sept. 15, 1958            56/8706D
Lloyd's of London                                 Sept. 15, 1958 to Sept. 15, 1959            58/10666D
Employers Surplus Lines Ins. Co.                  Sept. 15, 1959 to Sept. 15, 1962            E50072
Lloyd's of London                                 Sept. 15, 1959 to Sept. 15, 1962            564/510503
Lloyd's of London                                 Sept. 15, 1959 to Sept. 15, 1962            59/9335D
Truck Ins. Exchange                                April 1, 1977 to Oct. 1, 1978              350 41 55
Ins. Co. Of The State Of Pa                         June 1, 1977 to July 1, 1977              4177 8005
Central National Insurance Co.                      July 1, 1977 to June 1, 1978              CNU 12 65 73
Mission Insurance                                   July 1, 1977 to June 1, 1978              M 835766
Pine Top                                            June 1, 1978 to Aug. 1, 1978              MLP 101015
Lexington                                           June 1, 1978 to Aug. 3, 1978              5513494
Puritan Insurance Co.                              April 1, 1979 to April 1, 1980             ML 650521
Granite State                                       Jan. 1, 1980 to April 1, 1980             6579 5818
Granite State                                       Jan. 1, 1980 to April 1, 1980             6579 0962
Granite State                                      April 1, 1980 to April 1, 1981             6580 7157
Granite State                                      April 1, 1980 to April 1, 1981             6580 2060
New England Reinsurance Corp.                      April 1, 1980 to April 1, 1981             791297
California Union Ins. Company                      April 1, 1980 to April 1, 1981             ZCX 004028
Allianz Underwriters Inc.                          April 1, 1980 to April 1, 1981             AUX 5200051
Granite State                                      April 1, 1981 to April 1, 1982             6581 8194
Granite State                                      April 1, 1981 to April 1, 1982             6581 2956
New England Reinsurance Corp.                      April 1, 1981 to April 1, 1982             791604
California Union Ins. Company                      April 1, 1981 to April 1, 1982             ZCX 004437
Allianz Underwriters Inc.                          April 1, 1981 to April 1, 1982             AUX 5201138
Granite State                                      April 1, 1982 to April 1, 1983             6582 9385
New England Reinsurance Corp.                      April 1, 1982 to April 1, 1984             791794
California Union Ins. Company                      April 1, 1982 to April 1, 1983             ZCX 006186
Allianz Underwriters Inc.                          April 1, 1982 to April 1, 1983             AUX 5201505
Century Indemnity Co.                              April 1, 1982 to April 1, 1984             CIZ 425553
Central National Insurance Co.                     April 1, 1982 to April 1, 1985             CNZ 006802
Granite State                                      April 1, 1983 to April 1, 1984             6583 0372
California Union Ins. Company                      April 1, 1983 to April 1, 1984             ZCX 006526
Allianz Underwriters Inc.                          April 1, 1983 to April 1, 1984             AUX 5201071
Granite State                                      April 1, 1984 to April 1, 1985             6584 1255
Aetna Insurance Co.                                April 1, 1984 to April 1, 1985             EX 09 1011
Constitution State                                 April 1, 1984 to April 1, 1985             CE 874 F6883

                                  SCHEDULE XVII


Insurer                                            Policy Period                        Policy Number
---------                                          -------------                        -------------

Midland                                 June 18, 1974 to Oct. 22, 1976          XL 1110170544

National Union Fire                     June 18, 1974 to Oct. 22, 1976          CE 1011835

Affiliated FM                           July 9, 1974  to Oct. 22, 1976          XL 72515

INA                                     July 9, 1974 to Oct. 22, 1976           XCP 6638

Lexington                               Oct. 22, 1975 to Oct. 22, 1976          GC 5502955

Midland                                 Oct. 22, 1976 to Oct. 22, 1977          XL 151996

National Union Fire                     Oct. 22, 1976 to Oct. 22, 1977          1189233

Allianz                                 March 9, 1979 to Sept. 1, 1979          UMB 599515

Midland                                 Sept. 1, 1979 to Sept. 1, 1980          XL 153013
                                                                                XL 153014

Transit Casualty                        Sept. 1, 1979 to Sept. 1, 1980          SCU 955271
                                                                                SCU 955258

Gibraltar                               Sept. 1, 1979 to Sept. 1, 1980          GMX 00232
                                                                                GMX 00236

Granite State                           Sept. 1, 1979 to Sept. 1, 1980          6179-1549
                                                                                6179-1662

Integrity                               Sept. 1, 1979 to Sept. 1, 1980          XL 201337

National Union Fire                     Sept. 1, 1979 to Sept. 1, 1980          1224753
                                                                                1224754

Allianz                                 Sept. 1, 1979 to Sept. 1, 1980          AU 5003102

Birmingham Fire                         Sept. 1, 1979 to Sept. 1, 1980          SE 6073551

Landmark                                Sept. 1, 1979 to Sept. 1, 1980          FE 4000221

Royale Belge                            Sept. 1, 1979 to Sept. 1, 1980          1250965/79

Southern American                       Sept. 1, 1979 to Sept. 1, 1980          XX 800201

Zurich International                    Sept. 1, 1979 to Sept. 1, 1980          ZI 7162

Midland                                 Sept. 1, 1980 to Sept. 1, 1981          XL 706744
                                                                                XL 706745

Transit Casualty                        Sept. 1, 1980 to Sept. 1, 1981          MUX 967039
                                                                                MUX 967040

Allianz                                 Sept. 1, 1980 to Sept. 1, 1981          AUX 5200169
                                                                                AUX 5200178

Gibraltar                               Sept. 1, 1980 to Sept. 1, 1981          GMX 00719
                                                                                GMX 00720

Granite State                           Sept. 1, 1980 to Sept. 1, 1981          6180-2514
                                                                                6180-2515

Integrity                               Sept. 1, 1980 to Sept. 1, 1981          XL 201765

National Union Fire                     Sept. 1, 1980 to Sept. 1, 1981          122 60 49
                                                                                122 60 50

Birmingham Fire                         Sept. 1, 1980 to Sept. 1, 1981          SE 6073686

Royale Belge                            Sept. 1, 1980 to Sept. 1, 1981          1250965/80

Southern American                       Sept. 1, 1980 to Sept. 1, 1981          XX 800360

Zurich International                    Sept. 1, 1980 to Sept. 1, 1981          ZIB 7458/2

Midland                                 Sept. 1, 1981 to Sept. 1, 1982          XL 724521
                                                                                XL 724522

Transit Casualty                        Sept. 1, 1981 to Sept. 1, 1982          MUX 967065
                                                                                MUL 967066

Allianz                                 Sept. 1, 1981 to Sept. 1, 1982          AUX 5201229
                                                                                AUX 5201230

Gibraltar                               Sept. 1, 1981 to Sept. 1, 1982          GMX 01308
                                                                                GMX 01309

Integrity                               Sept. 1, 1981 to Sept. 1 1982           XL 203363
                                                                                XL 203364

National Union Fire                     Sept. 1, 1981 to Sept. 1, 1982          118 64 21
                                                                                118 64 22

Birmingham Fire                         Sept. 1, 1981 to Sept. 1, 1982          SE 6073042

Central Nat'l of Omaha                  Sept. 1, 1981 to Sept. 1, 1982          CNZ 0066019

Continental                             Sept. 1, 1981 to Dec. 17, 1981          SRX 3196793

Royale Belge                            Sept. 1, 1981 to Sept. 1, 1982          1250965-81

Southern American                       Sept. 1, 1981 to Sept. 1, 1982          XX 800472

Transit Casualty                        Sept. 1, 1982 to Sept. 1, 1983          UMB 950250

Midland                                 Sept. 1, 1982 to Sept. 1, 1983          XL 739665
                                                                                XL 739666
                                                                                XL 739667

Birmingham Fire                         Sept. 1, 1982 to Sept. 1, 1983          SE 607 3986
                                                                                SE 607 3985

Gibraltar                               Sept. 1, 1982 to Sept. 1, 1983          GMX 01828
                                                                                GMX 01829

Integrity                               Sept. 1, 1982 to Sept. 1, 1983          XL 206444
                                                                                XL 206445

National Union Fire                     Sept. 1, 1982 to Sept. 1, 1983          118 64 37
                                                                                118 64 38

Central Nat'l of Omaha                  Sept. 1, 1982 to Sept. 1, 1983          CNZ 008086

Granite State                           Sept. 1, 1982 to Sept. 1, 1983          6682-3495

Harbor Insurance Co.                    Sept. 1, 1982 to Sept. 1, 1983          HI 163017

London Guarantee & Accd.                Sept. 1, 1982 to Sept. 1, 1983          LX 18988076

Pacific Employers                       Sept. 1, 1982 to Sept. 1, 1983          XCC 003198

Royal Indemnity                         Dec. 10, 1982 to Sept. 1, 1983          ED 101856

Royale Belge                            Sept. 1, 1982 to Sept. 1, 1983          1250965/82

Central Nat'l of Omaha                  Sept. 1, 1983 to Sept. 1, 1984          CNZ 008414

Gibraltar                               Sept. 1, 1983 to Sept. 1, 1984          GMX 02346
                                                                                GMX 02347

Midland                                 Sept. 1, 1983 to Sept. 1, 1984          XL 749124
                                                                                XL 749125
                                                                                XL 749143

Royal Indemnity                         Sept. 1, 1983 to Sept. 1, 1984          ED 102134

Birmingham Fire                         Sept. 1, 1983 to Sept. 1, 1984          SE 6074148
                                                                                SE 6074149

Granite State                           Sept. 1, 1983 to Sept. 1, 1984          6683-4149
                                                                                6683-4150

INA Underwriters                        Sept. 1, 1983 to Sept. 1, 1984          XCP 145412
                                                                                XCP 145413

Integrity                               Sept. 1, 1983 to Sept. 1, 1984          XL 207790

National Union Fire                     Sept. 1, 1983 to Sept. 1, 1984          9605001
                                                                                9605002

Royal Indemnity                         Sept. 1, 1983 to Sept. 1, 1984          ED 102135

Harbor Insurance Co.                    Sept. 1, 1983 to Feb. 10, 1984          HI 176858

London Guarantee & Accd.                Sept. 1, 1983 to Sept. 1, 1984          LX 2107865

Royale Belge                            Sept. 1, 1983 to Sept. 1, 1984          1250965/83

                                 Schedule XVIII
                  Schedule of FB Sub-Account Settlement Payment


The FB Sub-Account Settlement Payment shall be $140 million consisting of the following:

1.   $7 million in Cash;

2.   Senior Notes in the principal amount of $63 million; and

3. 2.8 million shares of New OCD Common Stock, with an estimated value of $70 million.